UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Customers Bancorp, Inc.
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CUSTOMERS BANCORP
1015 Penn Avenue
Wyomissing, Pennsylvania 19610
 (610) 933-2000
April 12, 2016

Dear Shareholders:
We are pleased to invite you to attend the 2016 Annual Meeting of Shareholders of Customers Bancorp, Inc. ("Customers" or the "Company") to be held on Wednesday, May 25, 2016 beginning at 9:00 a.m. at The DoubleTree by Hilton Reading, located at 701 Penn Street, Reading, PA 19601.  Further information about the meeting and the various matters on which the shareholders will vote is included in the Notice of Meeting and Proxy Statement which follow this letter.
2015 was another record year with the Company growing total assets 23% to $8.4 billion, net income to common shareholders 30% to $56.1 million, and fully diluted earnings per common share over 26% to $1.96.  In addition, loans outstanding grew 26% to $7.3 billion, deposits grew 30% to $5.9 billion, and revenues were up 27% to $224.0 million.  Other 2015 Customers highlights included introducing BankMobile as a revolutionary banking platform to attract and service depositors choosing to bank using smart phone, tablets or their computers, the planned acquisition of the Higher One, Inc. Student Disbursements business and its combination with the BankMobile platform that greatly accelerates our BankMobile growth and profitability plans.  In addition, we raised $57.5 million of non-cumulative perpetual preferred stock to support the growth in our assets and deposits. Our 2015 financial performance ranks among the top in the banking industry.  With continued focus on our core business and superior management of all our risks and integration of the Student Disbursements business into the Company, we are excited about the financial prospects of Customers in 2016 and future years.  I encourage you to read Customers 2015 Form 10-K, which can be located at https://www.snl.com/IRWebLinkX/docs.aspx?iid=4293992.  Shareholders may also find our year end investor presentation located at https://www.snl.com/IRWebLinkX/presentations.aspx?iid=4293992 useful to understanding our business and strategies.  The Board, management, and our employees thank you for your participation as a shareholder in our Company's success.
The Compensation Committee and the Board took significant actions during 2015 and 2016 to improve our executive compensation practices when only 48% of the shareholders voted in favor of an advisory (non-binding) resolution to approve the compensation of our executive officers ("say on pay").  We listened and made significant modifications to our executive compensation philosophy and practices that we believe greatly improve our executive compensation programs.  The most significant of these changes include the following:
•	Improved our assessment of compensation practices and performance relative to peers by establishing a new peer group, based on clear geographic, industry, product, asset size and other relevant criteria,
•	Better aligned our performance to compensation by adopting objective and measurable Company performance criteria and target levels for determining senior executive annual performance and long term incentive compensation awards,
•	Aligned long-term Company and executive performance by adopting performance criteria, in addition to service, for vesting long term incentive compensation awards,

•	Addressed certain concerns about our pay practices by rolling-back the excise tax gross-up granted in 2014, adopted a policy prohibiting excise tax gross-ups in employee contracts prospectively, and sunset the existing excise tax gross-ups with the current chief executive officer, chief operating officer and chief financial officer. The Board of Directors believes that such an incentive was necessary to induce such skilled individuals to accept leadership roles in the Company, and to retain such individuals within the Company, given the start-up nature of the Company when these executives were recruited,
•	Adopted equity ownership requirements for executive officers to help align the interests of management with the interests of the shareholders,
•	Adopted a "claw back" policy reserving the right to claw back up to 100% of stock-based compensation awards in the event it is discovered that awards were based on faulty metrics.
•	Implemented risk mitigation provisions associated with equity awards by:
o	Adopting claw back requirements for annual performance and long term incentive awards,
o	Adopting ownership requirements for our directors and executive management team, and
•	Acknowledged shareholder compensation concerns, and demonstrated our responsiveness to those concerns, with the changes described in this letter, development of a shareholder outreach program in which we will actively solicit shareholder comments and suggestions on executive compensation and other matters as considered appropriate.
We also improved the quality of executive compensation guidance by retaining a new executive compensation advisor, reconsidered our compensation strategies by rewriting Customers' Compensation Philosophy, and consulted with outside organizations monitoring shareholder issues to obtain their input on executive compensation and other shareholder matters.
We hope you will be able to attend the Annual Meeting.  Even if you are planning to attend the meeting in person, we encourage you to vote by internet, smart phone, telephone, or complete, sign and return a proxy card prior to the meeting.  This will ensure that your shares are represented at the meeting.  The proxy statement explains more about the proxy voting and contains additional information about the business to be conducted at the meeting.  Please read the proxy carefully.
Every shareholder vote is important.  To ensure your vote is counted at the Annual Meeting, please vote as promptly as possible.
Thank you for your investment in, and ongoing support of, our Company.  We appreciate your confidence and will continue to work to build long term shareholder value.
Sincerely,

Jay S. Sidhu Chairman and Chief Executive Officer

CUSTOMERS BANCORP
1015 Penn Avenue
Wyomissing, Pennsylvania 19610
 (610) 933-2000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
An Annual Meeting of the shareholders of Customers Bancorp, Inc. (the "Company") will be held on May 25, 2016, at The DoubleTree Hotel by Hilton Reading, 701 Penn Street, Reading, PA 19601 at 9:00 a.m. to vote on the following proposals:
1.	To elect two Class II directors of the Company to serve a three-year term;
2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016; and
3.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.
The Board of Directors has set the Record Date for the Annual Meeting as March 31, 2016 (the "Record Date").  Only holders of record of the Company's Voting Common Stock at the close of business on that date can vote at the meeting. As long as a quorum is present or represented at the Annual Meeting, the affirmative vote of a majority of the Company's Voting Common Stock present, in person or by proxy, is required to pass Proposal 2, and the candidates receiving the highest number of votes shall be elected under Proposal 1. As of the Record Date, there were approximately 27,036,108 shares of the Company's Voting Common Stock outstanding.
The directors of the Company unanimously believe that Proposals 1 and 2 are in the best interests of the Company and its shareholders, and urge shareholders to vote "FOR" the election of each of the nominated directors in Proposal 1 and "FOR" the ratification of the appointment of BDO USA, LLP in Proposal 2.
You may review the proxy statement and the Company's annual report to shareholders, or you may vote your shares at www.envisionreports.com/CUBI.

By Order of the Board of Directors
Robert E. Wahlman, Corporate Secretary
To be mailed on or about April 12, 2016
YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE FOLLOW THE INSTRUCTIONS ON THE SHAREHOLDER MEETING NOTICE TO REVIEW THE PROXY AND ANNUAL REPORT AND FOR INTERNET AND SMART PHONE VOTING, OR TO REQUEST PHYSICAL DELIVERY OF THE PROXY, ANNUAL REPORT TO SECURITY HOLDERS AND PROXY CARD WITH A PRE-ADDRESSED ENVELOPE.  PLEASE RETURN THE PROXY CARD, IF REQUESTED, PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED WITH ANNUAL MEETING MATERIALS, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR INTERNET OR TELEHPONE VOTING. IF YOU ATTEND THE MEETING AND PREFER TO VOTE IN PERSON, YOU MAY DO SO, EVEN IF YOU TURN IN YOUR PROXY AT THIS TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE FOR ANY PURPOSE BY GIVING WRITTEN NOTICE OF REVOCATION TO OUR CORPORATE SECRETARY AT OUR WYOMISSING OFFICE AT 1015 PENN AVE. SUITE 103, WYOMISSING, PENNSYLVANIA 19610. YOU MAY ALSO APPEAR IN PERSON AT THE ANNUAL MEETING AND ASK TO WITHDRAW YOUR PROXY PRIOR TO ITS USE FOR ANY PURPOSE AND THEN VOTE IN PERSON. A LATER DATED PROXY REVOKES AN EARLIER DATED PROXY.

PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1
Items of Business and Voting Recommendations	1
Voting and Admission to Customers Bancorp, Inc.'s 2016 Annual Meeting of Shareholders	1
INFORMATION REGARDING THE ANNUAL MEETING	3
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on MAY 25, 2016	3
COMMONLY USED TERMS	3
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	4
Why am I receiving these proxy materials?	4
Who is entitled to vote at the meeting?	4
What am I being asked to vote on?	4
How many votes do I have?	4
What is a quorum?	4
What vote is required?	5
How do I vote?	5
What if I return a proxy card but do not make specific choices?	6
What if I receive more than one proxy card or voting instruction form?	6
Who will count the votes and how will my votes be counted?	6
Can I change my vote after I have sent you my proxy?	6
How may I communicate with the Board of Directors?	6
Who will bear the cost of soliciting proxies?	6
How can I find out the results of the voting at the meeting?	6
What is the recommendation of the Board of Directors?	7
Whom should I call if I have questions about the meeting?	7
COMMUNICATIONS WITH SHAREHOLDERS AND INVESTORS	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING	9
PROPOSAL 1
ELECTION OF TWO CLASS II DIRECTORS OF THE COMPANY	9
PROPOSAL 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
Audit and Other Fees Paid to Independent Registered Public Accounting Firm	10
Pre-approval of Audit and Non-Audit Services	10
AUDIT COMMITTEE REPORT	12
BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT	13
Board of Directors	13
Named Executive Officers	15

i

BOARD AND CORPORATE GOVERNANCE	16
Corporate Governance Highlights	16
Corporate Governance Principles	16
Code of Ethics and Business Conduct	17
Director Independence Standards	17
Stock Ownership Requirements; Prohibition of Hedging or Pledging of Company Securities	17
Board Responsibilities	18
Director Qualifications	18
Director Nominations	19
Board Leadership and Oversight	20
Chairman of the Board	20
Lead Director	20
Board of Directors Oversight	21
Board Committees	21
Board Committee Membership	22
Committee Charters	22
Board of Directors Meeting Attendance	22
Board Committee Descriptions and Responsibilities	22
Nominating and Corporate Governance Committee	23
Audit Committee	23
Risk Committee	24
Compensation Committee	24
EXECUTIVE COMPENSATION	27
COMPENSATION DISCUSSION AND ANALYSIS	27
Overview	27
Executive Summary	27
Financial and Strategic Highlights	27
Key Executive Compensation Actions	28
Compensation Consultant	30
Executive Compensation Philosophy	31
Core Compensation Principles	31
Benchmarking and Peer Groups	31
Role of Management	32
Consideration of Risk	33
Elements of 2015 Executive Compensation	33
Base Salary	35
Annual Performance Awards	35
Long-Term Equity Incentives	36
Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan	37

ii

Amended and Restated 2010 Stock Option Plan	37
Bonus Recognition and Retention Program	38
2012 Restricted Stock Rewards Program	38
Benefits and Perquisites	38
Employment Agreements	39
Other Matters	41
Executive Stock Ownership Requirements	41
Tax Deductibility of Executive Compensation	41
Employee Benefits	41
401(k) Retirement Savings and Profit Sharing Plan	41
Insurance	41
Compliance with Section 409A of the Internal Revenue Code	42
Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer	42
COMPENSATION COMMITTEE REPORT	43
EXECUTIVE COMPENSATION	44
Summary Compensation Table	44
Grants of Plan Based Awards	46
Outstanding Equity Awards At Fiscal Year End	47
Option Exercises and Stock Vested	49
Pension Benefits	49
Nonqualified Deferred Compensation	49
Potential Payments Upon Termination Or Change In Control	49
DIRECTOR COMPENSATION	52
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLAINCE	52
TRANSACTIONS WITH RELATED PARTIES	53
SHAREHOLDER PROPOSALS	54
Shareholder Proposals for Inclusion in the 2017 Proxy Statement	54
Director Nominations and Other Shareholder Proposals for Presentation at the 2017 Annual Meeting	54
OTHER BUSINESS	54
ANNUAL REPORT	55

iii

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this proxy statement.  This summary does not contain all of the information you should consider.  We encourage you to review all of the important information contained in this proxy statement carefully before voting.
Customers Bancorp, Inc. 2016 Annual Meeting of Shareholders
Date and Time:	Wednesday, May 25, 2016
9:00 a.m., EDT
Place:	DoubleTree Hotel by Hilton Reading
701 Penn Street, Reading, PA 19601
Items of Business and Voting Recommendations
Items for Vote	Board Recommendation

1. Elect 2 directors	FOR all nominees

2. Ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2016	FOR

In addition, shareholders may be asked to consider any other business properly brought before the meeting.
Voting and Admission to Customers Bancorp, Inc.'s 2016 Annual Meeting of Shareholders
Voting. Shareholders as of the record date, March 31, 2016, are entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for the other proposals to be voted on at our annual meeting.
Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:
Using the internet	Scanning the QR Barcode on your voting materials, where available

Check your Notice of Internet Availability of Proxy Materials for the web address of our internet voting site. Before voting, ensure that you have located your control number, which can only be found in the shaded bar in the top right corner of your Annual Shareholder Meeting Notice.  This ID is unique to you and must be provided at the time of voting.

If you want to receive paper copies of these documents, you must request them.  There is no charge to you for requesting copies.  Please make your request for copies as instructed below on or before May 15, 2016 to facilitate timely delivery.  Instructions as to voting by phone and by mail are provided with the written proxy materials.
Here's how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use your control number in the shaded bar of the Annual Shareholder Meeting Notice when requesting a set of proxy materials.
Internet – Go to www.envisionreports.com/CUBI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
Email – Send email to investorvote@computershare.com with "Proxy Materials Customers Bancorp, Inc." in the subject line. Include in the message your full name and address, plus the control number located in the shaded bar on the Annual Shareholder Meeting Notice, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 15, 2016.
Admission. Customers Bancorp shareholders as of the record date are entitled to attend the annual meeting. Our admission procedures require all shareholders attending the annual meeting to present proper verification of stock ownership and a valid photo ID. Please review the admission procedures under "Questions and Answers About the Annual Meeting and Voting" beginning on page 4.

Each shareholder's vote is important. Please submit your vote and proxy over the internet.  You can also vote by telephone, or complete, sign, date and return your proxy, if you requested and received a paper copy of the proxy materials.

PROXY STATEMENT
Customers Bancorp, Inc.
1015 Penn Avenue
Wyomissing, Pennsylvania 19610

INFORMATION REGARDING THE ANNUAL MEETING
This Proxy Statement is being furnished to shareholders of Customers Bancorp, Inc. in connection with the solicitation of your proxy to be used at the Annual Meeting of Shareholders to be held on May 25, 2016. At the meeting, you will be asked to consider and vote to elect two Class II directors of Customers Bancorp, Inc. to serve a three-year term, and to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of Customers Bancorp, Inc. for the fiscal year ending December 31, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2016
This proxy statement and the Company's annual report to shareholders are available at http://www.envisionreports.com/CUBI. This website also enables security holders to vote their proxy.
This year, we are using the "Notice and Access" method of providing proxy materials to you via the Internet instead of mailing printed copies. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including our proxy statement and 2015 annual report to shareholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, which has been mailed to our shareholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access card also instructs you how to submit your proxy vote via the Internet or smart phone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.
If your shares are held by a brokerage house or other custodian, nominee or fiduciary in "street name," you will receive a Notice and Access card intended for their beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials by following the instructions on the intermediary Notice and Access card. If you receive paper copies, many intermediaries provide instructions for their beneficial holders to provide voting instructions via the Internet or by telephone.
If your shares are held in "street name" and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, custodian, nominee or fiduciary to obtain a legal proxy form from the record holder of your shares and present it to the inspector of election with your ballot.

COMMONLY USED TERMS
For purposes of this Proxy Statement, any references to the "Company," "Customers," "we," "us," or "our" refer to Customers Bancorp, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
The Company has sent you a Notice and Access mailing regarding the availability of proxy materials for the shareholder meeting because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions included in the Notice and Access mailing and vote using the internet or smartphone, or you may request paper copies of the proxy, annual report, and proxy card and complete, sign, and return the proxy card or follow the instructions on the proxy card to vote using the internet or telephone.
The Company has separately mailed the Notice and a proxy card to all shareholders of record entitled to vote at the meeting and is making the Proxy Statement and 2015 Annual Report available to you electronically.
Who is entitled to vote at the meeting?
To be able to vote, you must have been a beneficial owner or a shareholder of record of the Company's Voting Common Stock on March 31, 2016, the Record Date on which the Board of Directors determined shareholders entitled to notice of, and to vote at, the meeting (the "Record Date").
Shareholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares of Voting Common Stock were registered directly in your name, then you are a shareholder of record. As a shareholder of record you may vote in person at the meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to vote using the internet or smart phone, or if you request a paper copy of the materials, complete and return the accompanying proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent. If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or by another agent, you are the beneficial owner of shares held in "street name" and the notice of proxy materials is being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the meeting.
As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares of Voting Common Stock in your account. You are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.
What am I being asked to vote on?
There are two matters scheduled for a vote at the meeting:
1.	To elect two Class II directors of the Company to serve a three-year term; and
2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.
The Company's Board of Directors recommends a vote "FOR" each of the Board of Directors' nominees identified in this Proxy Statement and "FOR" Proposal 2.
How many votes do I have?
Each holder of the Company's Voting Common Stock is entitled to one vote per share held.
What is a quorum?
For a proposal to be considered at the meeting, a quorum must be present. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Abstentions and "broker non-votes" (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you are present at the meeting. If there is no quorum, a majority of all votes cast at the meeting may adjourn the meeting to another date.
What vote is required?
For Proposal 1, if a quorum is present, the candidates receiving the highest number of votes shall be elected. Cumulative voting is not permitted. "Withheld" votes and broker non-votes will not count in determining the number of votes required to elect a director, and they will not count in favor of or against a director's election.
For Proposal 2, if a quorum is present, the affirmative vote of a majority of the stock having voting powers, present, in person or by proxy, is required to approve such proposal. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against approval of the proposal.
For beneficial owners, the rules that guide how most brokers vote your stock have changed over the last several years. The rules provide that brokerage firms or other nominees may not vote your shares with respect to matters that are not "routine" under the rules. The rules now provide that the election of directors is not a "routine" matter. The ratification and appointment of our independent registered public accounting firm for 2016 is the only current proposal that is considered a "routine" matter under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your unvoted shares with respect to that matter if you have not furnished voting instructions within a specified period of time prior to the meeting.
How do I vote?
For any matter to be voted on except the election of directors, you may vote "FOR" or "Against" or abstain from voting. For the election of directors, you may vote "FOR" the director nominees or your authority may be "Withheld" for one or more of the nominees. The procedures for voting are as follows:
Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the meeting. Alternatively, you may vote by proxy by following the instructions on the Notice and Access sent to you using the internet or smart phone, or if you request paper copies of the proxy, annual report and proxy card, you may vote using the accompanying proxy card or by internet or telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. In such case, notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy.
To vote in person, come to the meeting and we will give you a ballot when you arrive.
If you use the Notice and Access, to vote by internet or smart phone, follow the instructions of the Notice and Access card mailed to you.  If you order paper copies of the proxy, annual report and proxy card, to vote by mail, simply complete, sign, and date the proxy card separately mailed to you and return it promptly in the envelope provided. To vote by internet or telephone, follow the instructions on the proxy card for internet or telephone voting.
If you order paper copies of the proxy, annual report and proxy card, to vote by mail simply complete, sign and date the proxy card mailed to you and return it promptly in the envelope provided.  To vote by internet or telephone, follow the instructions on the proxy card.
If you return your signed proxy card to us before the meeting, or you vote by internet, smart phone or telephone, we will vote your shares as you direct unless you revoke your proxy.
Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent. If your shares of the Company's Voting Common Stock are held in "street name," that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a Notice and Access form you should receive a voting instruction form from that institution by mail. Complete and vote as instructed to ensure that your vote is counted.
If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (that is, your brokerage firm, bank or other nominee) and bring it with you to the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the meeting.

What if I return a proxy card but do not make specific choices?
If you return a signed proxy card without marking any voting selections, your shares will be voted "FOR" Proposal 2, and "FOR" each director nominated by the Board of Directors. If any other matter is properly presented at the meeting, then one of the proxies named on the proxy card will vote your shares using his or her best judgment.
What if I receive more than one proxy card or voting instruction form?
If you receive more than one proxy card or Notice and Access form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or vote your shares online for each Nice and Access form received to ensure that all of your shares will be voted. Only shares relating to proxy cards and voting instruction forms that have been signed, dated, and timely returned or Notice and Access forms that have been voted online, will be counted in the quorum and voted.
Who will count the votes and how will my votes be counted?
Votes will be counted by the judge of election appointed for the Annual Meeting. The judge of election will count "FOR" and "AGAINST" votes for Proposal 2, and "FOR" and "WITHHELD" votes, as applicable, for Proposal 1.
Can I change my vote after I have sent you my proxy?
Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy with a later date;
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at our principal executive offices: 1015 Penn Ave. Suite 103, Wyomissing, Pennsylvania 19610; or
•	You may attend the meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy; you must notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy).
If your shares are held by a broker, bank, or other agent, you should follow the instructions provided by them.
How may I communicate with the Board of Directors?
Please address any communications to the Company's Board of Directors, or any individual director, in writing to the Company's Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610. The Corporate Secretary will relay all shareholder communications to the Board of Directors or any individual director to whom communications are directed.  This is also the process by which you may communicate with the Lead Independent Director and our non-employee directors as a group.
Who will bear the cost of soliciting proxies?
The Company will bear the entire cost of the solicitation of proxies for the meeting, including the preparation, assembly, printing, and distribution of this Proxy Statement, the Notice and Access mailing, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The Company has engaged Georgeson, Inc., a professional proxy solicitation firm ("Georgeson"), to assist in the solicitation of proxies for the 2016 Annual Meeting of Shareholders. Georgeson will be paid a fee of approximately five thousand dollars ($5,000). The solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by the Company's directors, officers, or employees. No additional compensation will be paid to those individuals for any such services.
How can I find out the results of the voting at the meeting?
The Company will provide the voting results in a Form 8-K to be filed with the Securities and Exchange Commission ("SEC") no later than the fourth business day after the Annual Meeting.

What is the recommendation of the Board of Directors?
The Company's Board of Directors recommends a vote:
FOR Proposal 1 to elect two Class II directors of the Company to serve a three-year term; and
FOR Proposal 2 to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.
With respect to any other matter that properly comes before the meeting, the proxies will vote in accordance with their best judgment. The judge of election for the meeting will be a representative of our transfer agent, Computershare, Inc., or, in his or her absence, one or more other individuals to be appointed in accordance with the Company's bylaws.
If you vote pursuant to the Notice and Access forms, or using the proxy card, and you do not specify how you want to vote the persons named as proxies will vote in accordance with the recommendations of the Company's Board of Directors with respect to the proposal and the election of directors, and in their discretion with respect to any other matter properly brought before the Annual Meeting.
Whom should I call if I have questions about the meeting?
You should contact Robert E. Wahlman, our Corporate Secretary, at (610) 743-8074 for questions about the meeting.

COMMUNICATIONS WITH SHAREHOLDERS AND INVESTORS
Beginning in 2015 and expanding in 2016, the Company has developed and is implementing a program to provide enhanced communications and interaction with shareholders and other investors.
The Communication Program builds on the Company's effort and includes:
•	Quarterly investor presentations;
•	Periodic "letters" to shareholders and investors;
•	Investor days;
•	Proxy statements, annual reports, other filings and the Company's online presence; and
•	Shareholder and investor engagement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shareholders holding 5.0% or more of our voting common stock as of December 31, 2015:
Name and Address	Voting Common Stock		Percent of Class of Voting Common
of Beneficial Owner (2)			Stock (1)
Black Rock, Inc. 55 East 52nd Street New York, NY 10555	1,460,871	(2)	5.4%
Ameriprise Financial, Inc. 145 Ameriprise Financial center Minneapolis, MN 55474	1,380,413	(3)	5.1%
(1)	Based on 26,901,801 shares of Customers Bancorp, Inc. common stock outstanding as of December 31, 2015.
(2)	This information is based on Schedule 13G filed with the Securities and Exchange Commission on January 28, 2016 by Black Rock, Inc.
(3)	This information is based on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2016 by Ameriprise Financial, Inc.

The following table sets forth information, as of March 10, 2016 with respect to the beneficial ownership of each director, each named executive officer, and all directors and named executive officers as a group.
Name and Address	Voting Common Stock	Percent of Class of Voting Common
of Beneficial Owner (2)	(1) (2) (3)	Stock (2)
Directors
Bhanu Choudhrie (4)	956,217	3.54%
John R. Miller	43,743	*
Daniel K. Rothermel	48,938	*
Jay S. Sidhu (5)	1,401,189	5.00%
T. Lawrence Way	238,365	*
Steven J. Zuckerman (6)	24,161	*
Executive Officers who are not Directors
Richard A. Ehst	113,075	*
Glenn A. Hedde	106,254	*
Steven J. Issa	814	*
Robert E. Wahlman	50,245	*
All directors and named executive officers as a group (10 persons)	2,983,001	10.58%
*  Less than 1%
(1)	Based on information furnished by the respective individual and our share records. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2)	Beneficial ownership for each listed person as of March 10, 2016 includes shares issuable pursuant to warrants or options to purchase stock held by such person which are exercisable within 60 days after March 10, 2016. Shares subject to warrants or options exercisable within 60 days of March 10, 2016 are deemed outstanding for purposes of computing the percentage of class of Voting Common Stock attributable to the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person or group. Unless otherwise indicated, the address for each beneficial owner is c/o Customers Bancorp, Inc., 1015 Penn Ave., Wyomissing, Pennsylvania 19610.
(3)	Includes shares of Voting Common Stock issuable upon the exercise of warrants in the following amounts: Mr. Choudhrie – 35,615; Mr. Zuckerman – 6,815; and Mr. Sidhu – 305,933. Includes shares of our Voting Common Stock issuable upon the exercise of stock options in the following amounts: Mr. Sidhu – 738,815; Mr. Hedde – 12,834; and Mr. Ehst – 110,823. Includes shares of our Voting Common Stock issuable upon the vesting of restricted stock awards in the following amounts: Mr. Hedde – 30,151.
(4)	Mr. Choudhrie has an indirect beneficial ownership interest in 911,149 of these securities through his company, Lewisburg LLC.
(5)	Mr. Sidhu also serves as Chief Executive Officer of Customers Bancorp, Inc.
(6)	Mr. Zuckerman irrevocably transferred the current equivalent of 218,254 shares of Customers Bancorp, Inc. common stock to Sageworth Trust Company, Trustee of the Victoria H. Zuckerman 2006 MG Trust dated 8/21/2006 on May 8, 2012.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1
 ELECTION OF TWO CLASS II DIRECTORS OF THE COMPANY
Our Board of Directors currently consists of six members and is divided into three classes, with one class of directors elected each year.  Each of the members of our Board of Directors also serves as a director of Customers Bank.  Directors are elected to serve a three-year term or until their respective successors shall have been elected and qualified.
Two directors comprising our Class II Directors will be elected at the Annual Meeting to serve a three-year term or until their respective successors shall have been elected and qualified.  On the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Daniel K. Rothermel and John R. Miller for election as Directors at the Annual Meeting as follows:  Class II — Term to Expire in 2019:
1.            Daniel K. Rothermel; and
2.            John R. Miller.
Daniel K. Rothermel, Director - Age 78
Mr. Rothermel has been the Chairman of the Board of Cumru Associates, Inc., a private holding company located in Reading, Pennsylvania, since January 1, 2013. Prior to that, and since 1989, he was President and Chief Executive Officer of Cumru Associates, Inc. Mr. Rothermel also served over twenty years on the board of directors of Sovereign Bancorp and Sovereign Bank. At Sovereign, he was Lead Independent Director and served on the Audit, Governance, and Risk Management Committees and was chairman of the Executive Committee. He is a graduate of The Pennsylvania State University with a B.S. in Business Administration (finance and accounting) and of the American University with a Juris Doctor.
Mr. Rothermel's background as an attorney and general counsel, plus his extensive service as director of Sovereign Bank, provide unique and valuable perspective to the Board.
John R. Miller, Director - Age 69
Mr. Miller, a retired CPA, served in various capacities as an accountant at KPMG, LLP, a global accounting, tax and advisory firm, from 1968 to January 2005, including tenure as Vice Chairman from 1999 to 2004, as a member of the Board of Directors from 1993 to 1997, and as a member of the Management Committee from 1997 to 2004. Mr. Miller has been a member of the Board of Trustees of Wilkes University since 1996, and in the recent past served as Chairman of the Board, a position which he also held from 2005 to 2008. He has also been the Chairman of the Board of Trustees of the Osborn Retirement Community since 2006. He was the Chairman of the United States Comptroller General's Governmental Auditing Standards Advisory Council from 2001 to 2008. He has received the Ellis Island Medal of Honor, recognizing distinguished Americans who have made significant contributions to the nation's heritage. Mr. Miller is a graduate of Wilkes University with a B.S. in Commerce and Finance.
Mr. Miller's 36 years of experience at KPMG, LLP and 7 years as Chairman of the US Comptroller's General Auditing Standards Advisory Council have given him valuable experience and insight into auditing, accounting and financial reporting, making him a valuable asset to the Board.
The persons named as proxies have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by validly executed proxies "FOR" the election of the nominees named above. The proxies cannot be voted for a greater number of persons than the number of nominees named above. The Board knows of no reason why the nominees will be unavailable or unable to serve as a director. We expect the nominees to be willing and able to serve as directors.
The two candidates receiving the highest number of votes shall be elected. Valid proxies solicited by the Board will be voted "FOR" the nominees listed above, unless the shareholders specify a contrary choice in their proxies.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED
IN PROPOSAL 1 TO ELECT TWO CLASS II DIRECTORS OF THE COMPANY.

PROPOSAL 2
RATIFICATION OF APPOINTMENT
 OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee of the Company's Board of Directors (the "Audit Committee") has selected BDO USA, LLP ("BDO") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 subject to ratification by our shareholders at the annual meeting, and has further directed that management submit the selection of independent auditor for ratification by the shareholders at the Annual Meeting.  BDO also served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2015.  The Company has been advised by BDO that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its affiliates, in any capacity. One or more representatives of BDO is expected to be present at this year's Annual Meeting with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended December 31, 2015.
Although the submission of the appointment of BDO is not required by the Company's bylaws, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, we will not be bound to seek another independent registered public accountant for 2016, but the selection of other independent registered public accounting firms will be considered in future years.
Audit and Other Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees billed by BDO for professional services rendered for the fiscal years ended December 31, 2015 and 2014, respectively.
Services Rendered	Fiscal 2015	Fiscal 2014
Audit Fees (1)	$468,180	$400,915
Audit-Related Fees (2)	101,943	68,343
Total	$570,123	$469,258
(1)	Audit fees consisted principally of fees related to audit services in connection with the Company's annual reports, quarterly reports, FDIC Loss Sharing Reports, and HUD audits, including out-of-pocket expenses.
(2)	Audit-related fees primarily consisted of fees for services in connection with public and private placement offerings, registration statement on Form S-8, employee benefit plans, and various accounting consultations and other technical issues for assurance and related services that were reasonably related to the performance of the Audit.
The increase in audit fees for the fiscal year 2015 was attributable to the additional audit work resulting from Customers Bank's growth and related increase in organizational complexity.
During the Company's fiscal years ending December 31, 2015 and 2014, BDO did not perform any services other than the audit of the Company's annual financial statements (including the services identified in footnotes (1) and (2) to the table above) and review of financial statements included in the registrant's Form 10-Q reports or services that are normally provided by the accountant in connection with statutory and regulatory filings for the foregoing engagements for those fiscal years. BDO advised the Company that none of the hours expended on the audit engagement during the Company's fiscal year ending December 31, 2015 and 2014 were attributed to work performed by persons other than full-time, permanent employees of their company.
Pre-approval of Audit and Non-Audit Services
Under our Audit Committee charter, the Audit Committee is required to pre-approve all auditing services (including providing comfort letters or consents in connection with securities underwritings) and permitted non-audit services to be performed for us by the independent registered public accounting firm.  The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting.
In addition, the Audit Committee has adopted a pre-approval policy whereby all services performed by the independent auditor are to be pre-approved. Each year, the Audit Committee approves an annual program of work for each of the audit and audit-related services to be performed by the independent auditor. Engagement-by-engagement pre-approval is not required except for exceptional or ad-hoc incremental engagements which would result in fees exceeding those pre-approved for the applicable category of service. If necessary, a work program for each category of service can be supplemented with additional pre-approved amounts after the Audit Committee reviews the additional services to be performed. The Audit Committee may also consider specific engagements in the "all other services" category on an engagement-by-engagement basis.

All services performed for the Company by BDO USA, LLP during 2015 were pre-approved by the Audit Committee.
THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2 TO RATIFY THE
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.
In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2015, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16 (Communications with Audit Committees), and (c) has received and reviewed the written disclosures and the letter from BDO USA, LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) regarding BDO USA, LLP communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
Respectfully submitted:
T. Lawrence Way, Chair
Daniel K. Rothermel
John R. Miller

The Company's Audit Committee charter, a copy of which is available on our website at www.CustomersBank.com, then selecting "About Us", "Investor Relations" and then "Corporate Governance", sets forth the Audit Committee's purposes and responsibilities.  The three members of the Company's Audit Committee who participated in the review, discussion, and recommendation of this report are named above.  Each such member is independent, as independence for audit committee members is defined by NYSE rules.  The Board has determined, in its business judgement, that each such member of the Company's Audit Committee is financially literate as required by NYSE rules and qualifies as an "audit committee financial expert" as defined by SEC regulations.

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT
Board of Directors
Our Board of Directors consists of individuals with considerable and varied business experiences, backgrounds, skills and qualifications.  Collectively, they have a strong knowledge of our Company's business and markets and are committed to enhancing long-term shareholder value.  Our Nominating and Corporate Governance Committee is responsible for identifying and selecting director candidates who meet the evolving needs of our Company.  Director candidates must have the highest personal and professional ethics and integrity.  Additional criteria considered by the Nominating and Corporate Governance Committee in the director selection process includes the relevance of a candidates experience to our business, enhancement of the diversity of experience of our Board, the candidate's independence from conflict or direct economic relationship with our Company, and the candidates ability and willingness to devote the proper time to prepare for and attend meetings.  The Nominating and Corporate Governance Committee also takes into account whether a candidate satisfies the criteria for independence under our independence requirements and the NYSElisting rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert.  Consideration is also given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision making processes of our Board of Directors.
The names, ages, positions and business backgrounds of each of the Customers Bancorp, Inc. directors are provided below.
Name	Director Since*	Position With Customers Bancorp	Age	Term Expires:
Daniel K. Rothermel	2009	Director, Lead Independent Director	78	2016
John R. Miller	2010	Director	69	2016
T. Lawrence Way	2005	Director	67	2017
Steven J. Zuckerman	2009	Director	52	2017
Jay S. Sidhu	2009	Director, Chairman and Chief Executive Officer	63	2018
Bhanu Choudhrie	2009	Director	37	2018
*	Pre-2011 dates include services as a director of Customers Bank prior to its reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly-owned subsidiary of the Company (the "Reorganization") on September 17, 2011.
Below are the biographies of our directors, as well as information on their experience, qualifications and skills that support their service as a director of the Company:
Daniel K. Rothermel, Director - Age 78 - Nominee
Mr. Rothermel has been the Chairman of the Board of Cumru Associates, Inc., a private holding company located in Reading, Pennsylvania, since January 1, 2013. Prior to that, and since 1989, he was President and Chief Executive Officer of Cumru Associates, Inc. Mr. Rothermel also served over twenty years on the board of directors of Sovereign Bancorp and Sovereign Bank. At Sovereign, he was Lead Independent Director and served on the Audit, Governance, and Risk Management Committees and was chairman of the Executive Committee. He is a graduate of The Pennsylvania State University with a B.S. in Business Administration (finance and accounting) and of the American University with a Juris Doctor.
Mr. Rothermel's background as an attorney and general counsel, plus his extensive service as director of Sovereign Bank, provide unique and valuable perspective to the Board.
John R. Miller, Director - Age 69 - Nominee
Mr. Miller, a retired CPA, served in various capacities as an accountant at KPMG, LLP, a global accounting, tax and advisory firm, from 1968 to January 2005, including tenure as Vice Chairman from 1999 to 2004, as a member of the Board of Directors from 1993 to 1997, and as a member of the Management Committee from 1997 to 2004. Mr. Miller has been a member of the Board of Trustees of Wilkes University since 1996, and in the recent past served as Chairman of the Board, a position which he also held from 2005 to 2008. He has also been the Chairman of the Board of Trustees of the Osborn Retirement Community since 2006. He was the Chairman of the United States Comptroller General's Governmental Auditing Standards Advisory Council from 2001 to 2008. He has received the Ellis Island Medal of Honor, recognizing distinguished Americans who have made significant contributions to the nation's heritage. Mr. Miller is a graduate of Wilkes University with a B.S. in Commerce and Finance.

Mr. Miller's 36 years of experience at KPMG, LLP and 7 years as Chairman of the US Comptroller's General Auditing Standards Advisory Council have given him valuable experience and insight into auditing, accounting and financial reporting, making him a valuable asset to the Board.
T. Lawrence Way, Director and Chairman of the Audit Committee – Age 67
Mr. Way was the Chairman and CEO of Alco Industries, Inc., a diversified industrial manufacturing company, from 2000 until his retirement on December 31, 2010. During his 34 year career with Alco Industries, Mr. Way held a variety of positions including that of Chief Financial Officer and President. He is a Certified Public Accountant, received a Masters in Business Administration from Mount St. Mary's College, a Juris Doctor degree from Rutgers-Camden School of Law, and graduated from Tufts University. He has experience in varied areas of management, finance, operations, and mergers and acquisitions.
Mr. Way's background as an attorney and Certified Public Accountant, as well as his experience leading a company through the current economic, social and governance issues as Chairman and Chief Executive Officer of Alco Industries, Inc., make him well-suited to serve on the Board.
Steven J. Zuckerman, Director – Age 52
Mr. Zuckerman founded Clipper Magazine in 1983 as a junior at Franklin Marshall College in Lancaster, PA. He graduated with a BA in Business Management in 1985 and went on to build Clipper into a nationwide media company with over 1000 employees, publishing and direct mailing advertising magazines to 500 markets in 31 states. His subsidiary companies included Spencer Advertising, Total Loyalty Solutions, Clipper Web Development, Clipper Graphics and Jaxxon Promotions. In 2003, he sold his company to Gannett Corporation, publishers of USA Today. He continued as CEO until June 2013.
Since 2013, he has been a partner and works in his real estate development firm, Oaktree Development Group, as well as owns and serves as managing partner of a minor league baseball team, The Lancaster Barnstormers.
Mr. Zuckerman's experiences as an entrepreneur, owner of privately held business, investments in commercial real estate and in the advertising industry make him uniquely situated to provide the Board with insight in the key areas of lending, marketing and customer strategies.
Jay S. Sidhu, Chairman and Chief Executive Officer – Age 63
Mr. Sidhu joined Customers Bank as Chairman and Chief Executive Officer in the second quarter of 2009. Before joining Customers Bank, Mr. Sidhu was the Chief Executive Officer of Sovereign Bank from 1989 and its Chairman from 2002 until his retirement on December 31, 2006. Mr. Sidhu was also the Chairman and Chief Executive Officer of SIDHU Advisors, LLC, a consulting firm from 2007 to 2009. Mr. Sidhu received Financial World's CEO of the year award, and was named Turnaround Entrepreneur of the Year. He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum. Mr. Sidhu also serves as a Director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, with main offices in Jacksonville, Florida. Mr. Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the board of Grupo Santander. He obtained an MBA from Wilkes University and is a graduate of Harvard Business School's Leadership Course. Mr. Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.
Mr. Sidhu's demonstration of day-to-day leadership, combined with his extensive banking sector experience, provide the Board with intimate knowledge of Customers Bank's direction and strategic opportunities.
Bhanu Choudhrie, Director – Age 37
Mr. Choudhrie has served as a director of Customers Bank since July 2009, and was an original member of Customers Bancorp's board. Mr. Choudhrie is a private equity investor with investments in the United States, United Kingdom, Europe and Asia. He has been Executive Director of C&C Alpha Group Limited, a London based family private equity group, since November 2006, and was the Executive Director of C&C Business Solutions Ltd. from June 2003 to November 2006. C&C Alpha Group was founded in 2002. The company, with global headquarters in London, has established offices in several countries. Its team comprises entrepreneurs, financial analysts, project developers, project managers and consultants. Additionally, Mr. Choudhrie is a director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, with main offices in Jacksonville, Florida. Mr. Choudhrie also currently serves as a Trustee of a United Kingdom registered charity – "Path to Success."
As an executive of a UK-based firm with international private equity interests, Mr. Choudhrie provides the Board with a strategic management and global market perspective.

Named Executive Officers
Members of the executive management team are an essential component of Customers' governance and risk management processes and the Company's success.  The Company exercises great care in the selection of its executive team members, carefully assessing the skills and personal attributes that each member brings to the organization.  As the leaders of the Company, the executive management team are well qualified for their roles and work together with other management members to build the Company and create shareholder value.  Key recent business experience of each of the non-director named executive officers is as follows:
Richard A. Ehst, President and Chief Operating Officer – Age 69
Mr. Ehst joined Customers Bank as President and Chief Operating Officer in August 2009. Mr. Ehst was previously an Executive Vice President, Commercial Middle Market, Mid-Atlantic Division, of Sovereign Bank. Previously, Mr. Ehst served as Sovereign Bank Regional President for Berks County from 2004 until 2009 and Managing Director of Corporate Communications for Sovereign from 2000 until 2004 where his responsibilities included reputation risk management and marketing services support systems. Mr. Ehst began serving as a Trustee of Albright College in 2010 and also serves as a director of Pennsylvania Business Council, a director of Reading Health System Foundation, the Chair of the Pennsylvania Business Council Foundation and the Chair of the Pennsylvania Business Education Partnership.  Before joining Sovereign Bank, Mr. Ehst was an independent consultant to more than 70 financial institutions in the mid-Atlantic region, including Sovereign Bank, where he provided guidance on regulatory matters, mergers and acquisitions and risk management.
Mr. Ehst has extensive knowledge and lengthy experience in the banking industry, as well as superlative business development skills which provide significant value to the Board.
Robert E. Wahlman, Executive Vice President, Chief Financial Officer – Age 60
Prior to joining the Company in August 2013, Mr. Wahlman served from March 2009 to May 2013 as the Executive Vice President and Chief Financial and Investment Officer of Doral Financial Corporation, a public bank holding company. He served from June 2003 to February 2009 as Chief Financial Officer of the following divisions and affiliates of Merrill Lynch & Co., a capital markets, advisory and wealth management company: U.S. Bank Group, Merrill Lynch Bank USA, and Merrill Lynch Bank and Trust. From January 2001 to June 2003, Mr. Wahlman worked as Controller of the U.S. Bank Group division of Merrill Lynch & Co. Prior to joining Merrill Lynch & Co., Mr. Wahlman served as the Controller and Chief Accounting Officer of CIGNA Corporation's four life insurance subsidiaries, as the Director of Corporate Accounting and prior roles at Banc One Corporation, and as an Accounting Fellow at the Government Accountability Office and the US House of Representatives Banking Committee. Mr. Wahlman is a Certified Public Accountant and holds a Bachelor of Arts degree in Economics and History and a Master of Business Administration degree with a concentration in Finance from the University of Arkansas.
Steven J. Issa, Executive Vice President, Chief Lending Officer – Age 61
Mr. Issa joined Customers Bank as Executive Vice President, New England Market President and Market Chief Lending Officer in May 2013 and was named customers' Chief Lending Officer in 2015. Prior to joining Customers Bank, Mr. Issa served as Executive Vice President and Managing Director of Commercial/Specialty Lending at Flagstar Bank from 2010 to 2013, where his responsibilities included being the Chief Lending Officer.  From 1997 to 2010, Mr. Issa was employed by Sovereign Bank, where he served as Regional President and Managing Director for the Southern New England Commercial, Specialty and Retail Banking Group, with direct responsibility for the Southern New England Market. Before joining Sovereign Bank, Mr. Issa held various executive positions with Fleet Bank and Shawmut Bank.  Mr. Issa is an active member of the Rhode Island community, presently serving on the boards of the Greater Providence Chamber of Commerce, Delta Dental of RI, Presidents Council at Providence College, Miriam Hospital and the Governor's Commodore Advisory Boards. Mr. Issa holds an undergraduate degree in Accounting and an M.B.A. from Bryant University in Smithfield, Rhode Island.
Glenn A. Hedde, Executive Vice President and President of Banking to Mortgage Companies – Age 55
Mr. Hedde is the President of Customers Bank Warehouse Lending. He joined Customers Bank in August 2009. Mr. Hedde was the President of Commercial Operations at Popular Financial Holdings, LLC from 2000 to 2008. During his time at Popular Financial, Mr. Hedde was a member of a senior leadership team with direct responsibility for management of $300+ million in warehouse lending. Additionally, Mr. Hedde was responsible for business development, risk management, collateral operations and compliance. Mr. Hedde worked in mortgage banking, business development and credit quality management for various companies including GE Capital Mortgage Services, Inc. and PNC Bank from 1992 through 2000.

BOARD AND CORPORATE GOVERNANCE
Customers Bancorp, Inc. is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct, helping to ensure that we are in compliance with applicable corporate governance laws and regulations.  Following is a summary of corporate governance matters:
Corporate Governance Highlights
Board of Directors	Shareholder Rights And Engagement	Compensation	Strategy and Risk
•  Independent Lead Director
•  Both director nominees are independent
•  All standing Board committees except Risk consist solely of independent directors
•  Held 18 Board meetings in 2015
•  Board meets regularly in executive session
•  Over 94% attendance by directors in 2015 at Board meetings
•  100% of directors serve on two or fewer public company boards, and no director who is CEO of a public company serves on more than one other public company boards
•  Adopted Corporate Governance Guidelines in 2015

•  Annual director elections
•  Directors elected by a plurality of votes cast in uncontested elections, and by plurality vote in contested elections
•  Shareholder may call special meetings and act by written consent
•  Compensation Committee Chairman, CEO and senior management participate in investor outreach program with the Company's largest institutional investors
•  Investor feedback resulted in enhanced disclosures in our 2016 proxy statement about Board performance evaluations, Board succession planning and the experience of our directors and revisions to our compensation philosophy and programs

•  Pay-for-performance compensation philosophy and approach
•  Stock ownership and retention policies for our non-management directors and executive officers
•  Prohibit hedging of Company securities
•  Prohibit pledging by directors and executive officers of Company equity securities as collateral for margin or other similar loan transactions
•  Multiple executive compensation clawback and recoupment requirements
•  Independent compensation consultant engaged by Compensation Committee

•  Board oversight of Company strategy, financial performance, risk management framework and risk appetite
•  Risk oversight by full Board and its committees
•  Risk Committee chaired by the Lead Director includes members of the Board's standing committees
•  Board reinforcement and oversight of strong ethics and risk cultures
•  Compensation program designed consistent with safety and soundness and without undue risk
•  Board oversight of CEO and management succession planning

These highlights are examined in greater depth in the following review of Customers' corporate governance philosophy and practices.
Corporate Governance Principles
The Board of Directors has adopted corporate governance guidelines to provide the framework for effective governance of the Board and the Company. These guidelines are reviewed annually and are available on the Company's website at www.customersbank.com, by selecting "About Us," "Investor Relations," and then "Corporate Governance."
The Company's mission and corporate purpose is to create a strong, sound and profitable financial services company committed to long-term growth in shareholder value. To guide the Company in achieving its mission, the Company has adopted certain corporate values to provide the foundation for the Company's corporate culture and to promote the highest ethical conduct among its directors, officers and employees.
The Board of Directors of the Company is elected by its shareholders to oversee and advise management in the conduct of the Company's affairs and business and to guide management in the accomplishment of its mission to create shareholder value. In this regard, the Board continuously promotes an environment within the Company that is conducive to sound corporate governance, including periodic review, refinement and approval of these Corporate Governance Guidelines and the code of ethics for directors, officers and employees, and development of board committees that are designed to effectively accomplish the Board's oversight and advisory responsibilities.
Given the role of guiding the Company in the creation of shareholder value, the Board recognizes that the long-term economic interests of shareholders can often be furthered by giving appropriate and responsible consideration to the interests and concerns of other constituencies, such as the Company's customers, investors, employees and local communities, as well as government officials, regulatory agencies, and the general public.

Code of Ethics and Business Conduct
Each of our directors, officers and employees are required to comply with the Customers Bancorp, Inc. Code of Ethics and Business Conduct adopted by us ("Code of Conduct"). The Code of Conduct sets forth policies covering a broad range of subjects and requires compliance with laws and regulations applicable to our business. The Code of Conduct is available on our website at www.customersbank.com, under the "About Us-Investor Relations-Corporate Governance-Code of Conduct" captions. We will post to our website any amendments to the Code of Conduct, or waiver from the provisions thereof for executive officers or directors, under the "About Us-Corporate Governance-Code of Conduct" caption.
Director Independence Standards
A majority of the directors will be independent directors as determined by the Board.  The Board has adopted the Director Independence Standards set forth in our Corporate Governance Guidelines to assist the Board in making director independence determinations. The Director Independence Standards are intended to comply with the New York Stock Exchange ("NYSE") corporate governance rules, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the implementing rules of the Securities and Exchange Commission ("SEC") thereunder (or any other legal or regulatory requirements, as applicable) and the Federal Deposit Insurance Corporation Improvement Act. The Board, with the assistance of the Nominating and Corporate Governance Committee (the "N&CG"), will make independence determinations on an annual basis at the time the Board approves director nominees for inclusion in the proxy statement and, if a director joins the Board between annual meetings, at such time based on the applicable NYSE requirements and an evaluation of all of the relevant facts and circumstances.
Directors are requested to inform the Chair of the N&CG and the Chief Executive Officer of any circumstance that might reasonably affect his or her independence under requirements of the NYSE and these guidelines. If so notified, the Board, with the assistance of the Committee, will re-evaluate, as promptly as practicable thereafter, such director's independence. The Board will include the Chief Executive Officer, and the Board may elect or nominate other members of management as directors.
Of the directors of the Company who have served since January 1, 2015, each of Messrs. Choudhrie, Miller, Rothermel, Way and Zuckerman (who remain as current directors of the Company) is considered independent, as independence for Board members is defined under NYSE rules. In determining whether these directors met the definition of an independent director, the Board of Directors considered routine banking transactions between Customers Bank or its affiliates and certain of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions we made to non-profit organizations with whom any of the directors are associated, and any transactions that are discussed under "Transactions With Related Parties."
In 2015, Customers amended our Code of Ethics and Business Conduct to prohibit transactions involving Directors and executive officers with the Company other than routine banking activities.
Stock Ownership Requirements; Prohibition of Hedging or Pledging of Company Securities
Directors are required to own shares of the Company's common stock. The Board has adopted a stock ownership policy that each non-management director, after five years on the Board, own Company common stock having a value equal to five times the annual cash retainer, and maintain at least that stock ownership level while a member of the Board and for one year after service as a director terminates.
In addition, key members of the executive management team are required to own shares of the Company's common stock.  The share ownership requirement is intended to align the interests of the executive with the interests of the shareholders so that decisions are consistently made considering the shareholders' interests.  The ownership requirement varies from six times the executive's (Chief Executive Officer's) base salary, to three times the executive's (Chief Operating and Chief Financial Officers) base salary, to one times the executive's (as determined by the Board of Directors) base salary.
Under our Code of Conduct our officers, directors and team members are prohibited in short selling of or other hedging transactions involving Company securities, or the purchase or sale of derivatives related to the Company securities.
In addition, directors and executive officers of the Company may not pledge any of their equity securities of the Company in connection with a margin or similar loan transaction.

Board Responsibilities
The Board of Directors has many responsibilities, some requiring a very diverse set of general management as well as specific skills.
The primary functions of the Board of Directors of the Company include the following:
•	Act in the best interests of the Company and its shareholders, and set a climate of corporate trust, confidence and overall transparency. In discharging these responsibilities, the Board relies on the expertise, honesty and integrity of the Company's Executive Management, other senior officers, the internal audit function, the independent accountants, and outside advisors and consultants.
•	Ensure policies and processes are in place for maintaining the integrity and reputation of the Company and reinforcing a culture of ethical conduct of business, compliance with laws and regulations and management of all key business risks.
•	Oversee the direction and management of the Company.
•	Establish and periodically review, update and amend corporate governance guidelines.
•	Establish and periodically review, update and amend codes of ethics and other appropriate policies for directors, officers and employees.
•	Establish and periodically review key policies guiding management in the level of risk the Company is willing to assume, including credit, liquidity, interest rate, earnings, reputational, regulatory, and other risks.
•	Review, advise, consult and approve business strategies and the strategic plan constructed to guide management's efforts to enhance long-term shareholder value.
•	Oversee and evaluate internal control systems and processes, financial reporting, and public disclosure of information.
•	Oversee and evaluate management's implementation of, and compliance with, the Company's risk management policies.
•	Monitor corporate performance on an on-going basis against the Profit Plan and the performance of peer companies.
•	Periodically review the Chief Executive Officer's performance and annually approve his compensation.
•	Conduct management succession planning and review.
•	Conduct a self-evaluation at least annually to determine whether the Board and its committees are functioning effectively.
The Board executes its oversight responsibilities directly and through its committees.

Director Qualifications
The N&CG identifies or evaluates and recommends candidates for Board membership to the Board. The Board has approved the following minimum qualifications for first-time nominees for director: (i) individuals of the highest character and integrity, (ii) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization or governmental entity; (iii) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; and (iv) a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. In identifying candidates, nominees for director, or evaluating individuals recommended by stockholders, the N&CG shall determine, in its sole discretion, whether an individual meets the minimum qualifications approved by the Board and will consider the current composition of the Board in light of the diverse communities and geographies served by the Company and the interplay of the candidate's or nominee's experience, education, skills, background, gender, race, ethnicity and other qualities and attributes with those of the other Board members, as well as such other factors as the N&CG deems appropriate.

Director Nominations
Our bylaws contain provisions that address the process by which a shareholder may nominate a director to stand for election to the Board of Directors at our Annual Meeting of Shareholders.  In evaluating director nominees, the N&CG considers the following factors:
•	The appropriate size of our Board of Directors and its committees;
•	The perceived needs of the Board for particular skills, background, and business experience;
•	The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board; and
•	The nominees' independence.
There are no stated minimum criteria for director nominees, and the N&CG may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The N&CG does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "Audit Committee financial expert," that a majority of the members of the Board meet the definition of "independent director" under NYSE rules, and that one or more key members of management participate as members of the Board.
While we have no formal policy with respect to diversity on the Board, in order to enhance the overall quality of the Board's deliberations and decisions the N&CG seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions, with varied skill sets and expertise.
The N&CG identifies nominees by first evaluating the current members of the expiring class of directors willing to continue in service. Current members of the expiring class with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by members of the expiring class with that of obtaining a new perspective. If any member of the expiring class does not wish to continue in service or if the N&CG or the Board decides not to re-nominate a member for reelection, the N&CG identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. The N&CG has not in the past engaged third parties to identify, evaluate, or assist in identifying potential nominees, but relies on community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.
The N&CG will evaluate any recommendation for a director nominee proposed by a shareholder. In order to be evaluated in connection with the N&CG procedures for evaluating potential director nominees, any recommendation for director nominee must be submitted in accordance with our procedures for shareholder nominees described below. In particular, all nominations made by a shareholder must be made in writing, delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, to the Secretary of the Company (at our corporate headquarters in Wyomissing, Pennsylvania) and received by the Secretary not less than ninety (90) days nor more than one hundred and twenty (120) days prior to any meeting of the shareholders called for the election of directors. If the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (by press release reported by a national news service or an SEC filing pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") is first made by the Company of the date of the annual meeting.
Every nomination must include: (a) the consent of the person nominated to serve as a director if elected; (b) the name, age, business address and residence address of the nominee; (c) the principal occupation or employment of the nominee; (d) the class and number of shares of the Company beneficially owned by the nominee; (e) the name and address of the notifying shareholder; (f) the class and number of shares of the Company owned by the notifying shareholder; (g) any option, warrant, convertible security, stock appreciation right, or other derivative positions held or beneficially held (directly or indirectly) by such shareholder and such beneficial owner and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic profit of such shareholder or such beneficial owner with respect to the Company's securities; (h) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Company or has granted any such right to any person or persons; (i) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by shareholder and the reasons for such nomination; (j) all information that would be relevant to a determination by the Board of Directors in its sole discretion as to whether the nominee proposed by such shareholder is "independent" within the meaning of all applicable securities law, and stock exchange requirements; (k) all information that would be relevant to a determination by the Board of Directors (or any relevant committee) in its sole discretion as to whether the nominee proposed by such shareholder meets the standards for Board membership set forth by the Board of Directors (or any committee thereof) in any publicly available documents, and (l) all other information relating to the nominee and the notifying shareholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 there under (including such person's written consent to being named in the proxy statement as a nominee).  Additionally, the nomination must be accompanied by the nominee's acknowledgement and agreement (in form reasonably acceptable to the Board of Directors) that (x) he or she is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company, or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person's fiduciary duties under applicable law; and (y) if elected, he or she would  meet and comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Board Leadership and Oversight
Chairman of the Board
Given the existence of a Lead Independent Director and the Company's overall governance profile, as well as the Board's belief that it should maintain the flexibility to determine the leadership of the Company, the Board does not have a fixed policy regarding the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board believes that the Board should select the Chairman of the Board, from time to time, based on criteria that it deems to be in the best interests of the Company and its stockholders.
The Board of Directors believes that our Chief Executive Officer is best suited to serve as Chairman because he is the director most familiar with our business and the financial services industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes effective strategy development, and its execution, and facilitates information flow between management and the Board, which are essential to effective governance.
As noted above, one of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between management and strategy development on the one hand and independent oversight on the other.
Lead Director
Daniel K. Rothermel, an independent director who serves as Chairman of the N&CG and the Risk Committee, was selected by the Board of Directors to serve as the Lead Independent Director. As Lead Independent Director, Mr. Rothermel presides over all Board meetings when the Chairman is not present, and presides over meetings of the non-management directors held in executive session. The Lead Independent Director also has the responsibilities to (i) following consultation with the Chairman and Chief Executive Officer and other directors, approve Board meeting agendas and schedules, assuring that there is sufficient time for discussion of all agenda items; (ii) call special meetings or executive sessions of the Board and call and chair executive sessions or meetings of the non-management or independent directors and, as appropriate, provide feedback to the Chairman and Chief Executive Officer, and otherwise serve as a liaison between the independent directors and the Chairman; (iii) work with committee chairs to ensure coordinated coverage of Board responsibilities; (iv) facilitate communication between the Board and senior management, including advising the Chairman and the Chief Executive Officer of the Board's informational needs and approving the types and forms of information sent to the Board; (v) serve as an additional point of contact for Board members and stockholders, and be available for consultation and direct communication with major stockholders; (vi) facilitate the Board's review and consideration of stockholder proposals properly submitted for inclusion in the Company's annual proxy statement; (vii) serve as a "sounding board" and advisor to the Chairman and Chief Executive Officer; (viii) contribute to the performance review of the Chairman and Chief Executive Officer; and (ix) stay informed about the strategy and performance of the Company and reinforce that expectation for all Board members. The lead independent director also has the responsibility of acting as a liaison between management and the non-management directors, advising the Chairman and Chief Executive Officer on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management directors and management.

Board of Directors Oversight
As a commercial bank, Customers operates in a world with many various risks that must be effectively controlled in order for the Company to achieve its mission of increasing shareholder value.  The Board of Directors believes that establishing the right "tone at the top" and full and open communication between management and the Board of Directors are essential for effective risk management and oversight and accomplishment of its mission.  The Board has established key committees to help it in its oversight of the Company's risks, specifically the N&CG, the Audit Committee, the Risk Committee and the Compensation Committee.
At each regular Board meeting, the directors receive a summary on areas of material interest or risk to Customers from each of the respective Board committee chairpersons conducting meetings between Board meetings.  In addition, the Chairperson of the Customers Bank  Board Compliance Committee, a committee formed at the Bank Board level to specifically oversee Bank compliance with laws and regulations, also reports to the Company's Board . These summary reports are generally verbal, though can be in writing, and assist the directors in the early identification of emerging issues and risks to the Company accomplishing its mission of creating shareholder value. The Board of Customers also created a Management Risk Committee to monitor and oversee all risks of Customers Bank in a more detailed fashion. The Board will regularly ask a committee to investigate or focus on emerging risks or issues. The committees will also provide guidance and make recommendations to management on how to best approach issues and risks and bring any material issues to the attention of the full Board.
The Board committees are briefly explained in the following paragraphs, and their responsibilities more fully vetted in the immediately following sections.
The Board has established a Directors' Risk Committee which reports and assists the Board of Directors on overseeing and reviewing information regarding our enterprise risk management framework.  The Directors' Risk Committee defines the risk appetite of the Company, and oversees the risks assumed by the Company to ensure consistency with the risk appetite.  Members of management may be invited by the Directors' Risk Committee to attend meetings thereof.  The Directors' Risk Committee held a Companywide Risk Summit twice in 2015 with the directors, management and select experts.  The Chief Risk Officer reports directly to the Directors' Risk Committee to facilitate clear unfettered communication between the risk professionals and the Board.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to areas of financial reporting including those related to accounting regulation. The Audit Committee consists of independent, non-executive directors free from any relationship that would interfere with the exercise of his or her independent judgment. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee reviews the independence and performance of the auditors and annually recommends to the Board of Directors the appointment of the independent auditors or approves any discharge of auditors when circumstances warrant. The chief internal auditor reports directly to the Audit Committee to facilitate clear unfettered communication between the internal audit team and the Board. The annual internal audit risk assessment and internal audit plan are approved by the Audit Committee. The Audit Committee performs other oversight functions as requested by the Board of Directors.
The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to our compensation policies and programs and the related risks. The N&CG assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board of Directors organization and membership, and succession planning for our directors.
Board Committees
The by-laws of the Company give the Board authority to designate the committees of the Board.  The committee structure and committee assignments are reviewed annually by the Board and the Board assigns Board members to various committees. The Board believes that experience and continuity are more important than mandatory rotation of committee assignments or chairs.  Standing committees include: N&CG, Audit, Risk, and Compensation, each of which is comprised principally (or exclusively, as noted) of non-management directors and has regularly scheduled meetings and as needed meetings.  Pursuant to the Company's bylaws, the Board of Directors has the ability to establish such other permanent or temporary committees as the Board deems necessary for the proper conduct of the business of the Company.  The N&CG, Audit, and Compensation Committees are comprised exclusively of directors who meet the criteria for independence required by the NYSE, all other applicable laws, rules and regulations regarding director independence, and these guidelines. The Risk Committee includes a director who also serves as Chief Executive Officer. Management directors may attend the general session of any regularly scheduled committee meeting at the pleasure of the committee chair.

Each committee has its own charter that complies with the NYSE corporate governance listing standards and any other applicable laws, rules and regulations.  Each charter sets forth the purposes and responsibilities of the committee as well as legal or other requirements affecting the committee, the source of the committee's authority, minimum membership, membership requirements, the minimum number of meetings per year and procedures for committee member appointment. The charters also address committees reporting to the Board and provide for periodic self-evaluation.
The committee chair, in consultation with management and other committee members, develops the committee's agenda. The committee chair, in consultation with the Chairman, Lead Independent Director and/or other committee members, determines whether special committee meetings or longer meetings are advisable. The committee chair reports on a committee's meeting at the full Board meeting following the committee meeting.
The Board's standing committees also may act as committees of Customers Bank pursuant to authorization granted to those committees by the governing documents of and resolutions adopted by the Bank's Board of Directors and the Company's Board. Each standing committee shall exercise its oversight responsibilities with the understanding that the Bank's interests are not to be subordinated to the interests of the parent holding company in a way as to jeopardize the safety and soundness of the Bank.

Board Committee Membership
The table below highlights the current membership composition of our directors on our Board committees for the Company:
Nominating and
Name	Executive	Corporate Governance	Audit	Risk	Compensation
Bhanu Choudhrie	X			X
John R. Miller		X	X	X
Daniel K. Rothermel	X	X*	X	X*	X
Jay S. Sidhu	X*			X
T. Lawrence Way		X	X*	X
Steven J. Zuckerman		X			X*

* Committee Chair
Committee Charters
The N&CG, Audit Committee, Directors' Risk Committee, and Compensation Committee have each adopted charters which are available on our website, www.CustomersBank.com, by selecting "About Us," "Investor Relations," and then "Corporate Governance."
Board of Directors Meeting Attendance
Customers' Board of Directors is scheduled to meet monthly, or as needed.  In 2015, the Company's Board of Directors met 18 times. Each of the Company's 2015 directors attended 75% or more of the meetings of the full Board of Directors and the committees of the Board on which he served in 2015.
While we have no formal policy regarding director attendance at our Annual Meeting, we make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors, taking into account the directors' schedules. We believe that Annual Meetings provide an opportunity for shareholders to communicate with directors and have requested that all directors make every effort to attend our Annual Meetings. Historically, with few exceptions, all of the directors have done so.
Board Committee Descriptions and Responsibilities
Following is a more detailed description of each of the Board committees and their responsibilities:

Nominating and Corporate Governance Committee
Among its responsibilities, the N&CG has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board. The Nominating and Corporate Governance Committee Charter is available on our website at www.customersbank.com, by selecting "About Us," "Investor Relations," "Governance Documents," and finally selecting the Nominating and Corporate Governance Committee Charter.  This Committee:
•	Reviews and assesses the adequacy of our corporate governance guidelines, personal codes of conduct and related internal policies and guidelines;
•	Assists the Board in interpreting and applying corporate governance guidelines, and recommends any proposed changes to the Board for approval; and
•	Makes recommendations to the Board regarding non-management director compensation.
The Board has determined that each member of the N&CG in 2015 was independent as defined under NYSE rules.
While the N&CG held one formal meeting during 2015, the members of the N&CG took action in connection with the fulfillment of their duties as described above during a N&CG meeting in February of 2015.
Audit Committee
The Audit Committee oversees our accounting and financial reporting processes, the effectiveness of internal controls over financial reporting and operational areas, and the audits of our financial statements and internal control effectiveness assertions. For this purpose, the Audit Committee performs several functions:
•	Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement;
•	Maintains responsibility for the appointment, compensation, oversight, retention and termination of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm;
•	Establishes, maintains and oversees procedures to facilitate the receipt, retention and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;
•	Reviews and discusses, with our independent registered public accounting firm, the adequacy and effectiveness of, the Company's internal controls, including any significant deficiencies in the design or operation of internal controls and significant changes in internal controls reported by the independent auditor or management, and receives reports from management regarding the Company's internal controls and procedures;
•	Reviews the critical accounting policies and all alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of financial statements;
•	Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls;
•	Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our annual report;
•	Reviews the quarterly financial statements and earnings press releases;
•	Reviews and approves any related party transactions;
•	Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16 (communications with the Audit Committee) and any formal written statements received from the independent registered public accounting firm; and
•	Meets with the external audit firm, internal auditor, chief financial officer, and chief accounting officer in executive session to discuss matters of concern or the overall conduct of the financial activities of the Company.
The Board of Directors has determined that each member of the Audit Committee in 2015 was independent as independence for Audit Committee members is defined under the NYSE rules, and has further determined that Mr. Miller is an "audit committee financial expert" within the meaning of the rules of the SEC.
The Audit Committee held 13 meetings during 2015.

The Audit Committee Charter is available on our website at www.customersbank.com, by selecting "About Us," "Investor Relations," "Governance Documents," and finally selecting the Audit Committee Charter.
Risk Committee
The Risk Committee reports and assists the Board of Directors in overseeing and reviewing the information regarding our enterprise risk management framework, including the policies, procedures and practices employed to manage credit risk, market risk, operational risk, legal/compliance risk, information technology risk, cyber security risk and regulatory risk. For this purpose, the Risk Committee performs the following functions:
•	Reviews and approves the charters of the Board Risk Committee, Management ALCO and Management Risk Committees. The Committee reviews and approves our significant risk assessment and risk management policies. In addition, the Committee retains the ability to authorize management to develop and implement any additional policies relating to risk assessment and management;
•	Receives information from the Chief Credit Officer and discusses matters related to the management of credit risk as appropriate;
•	Receives information from the Chief Executive Officer, Chief Financial Officer and director of Enterprise Risk Management regarding the activities of Management and ALCO Committee and discusses matters related to the management of market risk and our aggregate risk profile as appropriate;
•	Receives information from the Chief Auditor regarding matters related to risk management throughout the enterprise as appropriate;
•	Receives information from the General Counsel regarding matters related to legal and compliance risk;
•	Identifies and prioritizes the risk factors and projected mitigation strategies associated with each CAMELS+ component. In so doing, the Committee has assigned responsibility of each risk factor to management and will continue to monitor our performance and controls;
•	Receives information regarding the allowance for loan and lease loss estimation methodology and estimates;
•	Identifies key ratios and established risk tolerance thresholds in order to assess the current and projected level of risk; and
•	Reviews the overall enterprise risk priorities and discusses the strategic initiatives required to improve our risk profile. As part of these reviews, discusses both internal and external factors that could impact the risk portion of the enterprise.
The Risk Committee held 15 meetings during 2015.
The Risk Committee Charter is available on our website at www.customersbank.com, by selecting "About Us," "Investor Relations," "Governance Documents," and finally selecting the Risk Committee Charter.
Compensation Committee
The Compensation Committee is charged with the responsibility of development and oversight of the Company's compensation philosophy for compensating executive management, officers and other key personnel.  It is the Company's objective to compensate its' employees at a level sufficient to attract, motivate, and retain the talent needed to achieve the Company's mission to create shareholder value. The Compensation  Committee determines that the officers and key management personnel of the Company are compensated with salary, supplemental and incentive compensation, and benefits that are consistent with its philosophy and mission.
The Compensation Committee Charter is available on our website at www.customersbank.com, by selecting "About Us," "Investor Relations," "Governance Documents," and finally selecting the Compensation Committee Charter.
The Compensation Committee's duties include the following:
•	Review, evaluate, and recommend to the Board the compensation of, and benefits provided to, the Company's executive officers, including the Chief Executive Officer, at least annually, and report to the Board concerning its recommendations for final Board approval; provided that the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;
•	Consider the effectiveness of risk management strategies utilized during the year and the value of similar incentives to the senior executive officers of comparable companies;

•	Review and approve corporate goals and objectives relevant to the compensation of the executive officers, evaluate the performance of the executive officers in light of those goals and objectives, and approve the level of the executive officers' compensation based on that evaluation, subject to final approval by the Board;
•	Administer the Company's stock option or other equity incentive plans, including without limitation, making grants (subject to final approval by the Board) and monitoring awards under such plans, interpreting the terms of such plans and taking such other actions as contemplated by such plans;
•	Review and advise on: (i) general salary, (ii) employee benefits, and (iii) other general compensation matters, with the Company's management;
•	Annually review and assess compensation programs to determine if they expose the Company to unnecessary or excessive risk and to implement policies and practices that may help manage and monitor such risk within acceptable parameters; and
•	Review and discuss with management the Compensation Discussion and Analysis ("CD&A") and related disclosures to be included in the Company's annual proxy statement or annual report on Form 1O-K ("SEC Filings") and, based thereon, determine whether to recommend to the Board that the CD&A be included in the Company's annual proxy statement or annual report on Form 10-K.
For additional details regarding the Compensation Committee's role in determining executive compensation, please see "Executive Compensation; Compensation Discussion and Analysis" beginning at page 27 of this Proxy Statement.
The Compensation Committee held four meetings during 2015.
To execute its responsibilities, the Compensation Committee may determine it is advisable to use consultants, expert compensation legal counsel or other advisers.  The Compensation Committee is authorized as follows:
•	The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.
•	The Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee.
•	The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.
•	The Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration the following factors:
i.	the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;
ii.	the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;
iii.	the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;
iv.	any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee;
v.	any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and
vi.	any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

Compensation Committee Member Independence
The Board of Directors has determined that the members of the Compensation Committee in 2015, Mr. Zuckerman and Mr. Rothermel, were independent as independence for Compensation Committee members is defined under the NYSE rules.
Compensation Consultant
During the first half of 2015, the Compensation Committee retained VistraPartners, LLC ("VistraPartners") to support the Company's compensation practices needs. The services provided included compensation analysis, preparation of a report that compared each named executive officer's compensation to peer group executive compensation, and having a representative attend meetings of the Compensation Committee and the Board of Directors as appropriate to discuss executive compensation. The Company paid VistraPartners $48,000 for services rendered in connection with their engagement as a compensation consultant for the year ended December 31, 2015.  The Compensation Committee has determined that a conflict of interest did not exist.
Given the growth and increasing executive compensation support needed by the Company, in the second half of 2015, the Compensation Committee retained Meyer-Chatfield Compensation Advisors ("Compensation Advisors") to provide compensation analysis for the Company's 2015 Compensation Committee support. The services provided included guidance in development of Customers' compensation philosophy, guidance on selection of performance metrics for determining executive compensation, development of peer comparisons, advice on key compensation questions and policy matters, peer compensation analysis for key positions,  consulting directly with the Compensation Committee chairman on matters of interest and/or concern to the Chairman, crafting sections of the 2016 proxy addressing compensation matters, and attending meetings of the Compensation Committee and the Board of Directors as a compensation expert to discuss executive compensation. The Company paid Compensation Advisors $16,350 for services rendered in connection with their engagement as a compensation consultant for the year ended December 31, 2015.  The Compensation Committee reviewed past management or director relationships with Compensation Advisors and it was determined that a conflict of interest did not exist.
Compensation Committee Interlocks and Insider Participation
Except for the relationship of Mr. Zuckerman described below, none of the members of our Compensation Committee had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Act nor any other interlocking relationships as defined by the SEC.  Mr. Zuckerman holds 25% of issued and outstanding stock of Jaxxon Promotions, Inc.  For the year ended December 31, 2015, Customers Bank paid $27,300 to Jaxxon Promotions, Inc. for marketing services. The amount paid is not considered significant to Mr. Zuckerman's or the Company's interests.  We amended the Company's Code of Ethics and Business Conduct to prohibit any transactions between Compensation Committee members and the Company or any insiders, including Mr. Zuckerman, other than for routine banking activities in 2015 and the business relationship with Jaxxon Promotions, Inc has been ended.
Risk Assessment of Compensation Policies and Practices
Our management team, with the assistance of our past compensation consultant VistraPartners, and our new consultant, Compensation Advisors, conducted an assessment of the risks related to or arising from our compensation policies and practices. The Compensation Committee reviewed and discussed this risk assessment with management and Compensation Advisors. Based on this assessment, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following discussion provides an overview and analysis of our Compensation Committee's philosophy and objectives in designing executive compensation programs at the Company, as well as the compensation determinations and rationale for those determinations relating to our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers, to whom we refer collectively as our "named executive officers."  Our named executive officers for 2015 were:
Name Jay S. Sidhu	Title Chairman & Chief Executive Officer
Richard A. Ehst	President & Chief Operating Officer
Robert E. Wahlman	Executive Vice President & Chief Financial Officer
Glenn A. Hedde	Executive Vice President & President of Banking to Mortgage Companies
Steven J. Issa	Executive Vice President & Chief Lending Officer
Executive Summary
Our executive compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that supports achievement of our increasing shareholder value mission while ensuring that these programs do not encourage unnecessary or excessive risks that threaten the value of the Company.  The Company believes that it benefits from hiring top experienced industry professionals who will more timely identify opportunities and issues and take more timely action to take advantage of opportunities and resolve issues.  We seek to align individual performance with long-term strategic business objectives and shareholder interests in a manner consistent with safe and sound business practices and sustainable financial performance.  We believe our executive compensation program developed and implemented in 2015, as presented in the following paragraphs, achieves these objectives. The key features of our executive compensation program are:
•	Active oversight by the Compensation Committee consisting solely of independent directors;
•	Creation of a pay for performance environment in order to align compensation with business strategies and to enhance shareholder value;
•	Offering multiple compensation components within the executive compensation program, including base salary, annual cash incentives, and long-term equity and benefits;
•	Executive salaries evaluated annually relative to comparable positions in regional banks of similar size and business model;
•	Providing annual cash incentive compensation opportunities that are tied to key corporate performance goals with appropriate risk management;
•	Providing long-term incentive compensation opportunities that are tied to key corporate performance goals as well as relative performance against peer metrics over a period of time;
•	Incorporating risk mitigation and accountability by authorizing our Compensation Committee to condition incentive compensation awards with deferral, clawback and adjustment provisions;
•	Key executives subject to share ownership guidelines;
•	Executives prohibited from engaging in hedging transactions to offset the economic risk of Company stock ownership; and
•	Engagement of an independent compensation consultant, selected by the Compensation Committee, to provide appropriate guidance in all areas of executive compensation.
Financial and Strategic Highlights
Our Compensation Committee believes that executive compensation should be linked to Customers' overall financial performance and strategic success, and the contribution of its executives to that performance and success.  The Company has a recent history of strong financial performance.  During 2015, the Company built on its recent history by achieving strong organic growth generating record earnings while maintaining its strong asset quality.  Highlights of the Company's 2015 performance include:

•	2015 net income to common shareholders of $56.1 million, an increase of 29.8% from 2014;
•	Year end 2015 fully diluted earnings per share of $1.96 increased 26.5% over year end 2014 earnings of $1.55 per share;
•	Produced a Return on Common Equity ("ROCE") of 11.8%, comparing favorably with peer group ROCE of 8.72%;
•	Loans and total deposits grew 26% to $7.3 billion and 30% to 5.9 billion, respectively, while non-performing loans declined to only 0.15% of total loans;
•	Year end 2015 share price of $27.22, nearly 14x 2015 earnings, increased nearly 40% compared to year end 2014 share price of $19.46;
•	Compounded Annual Growth Rate of 21% in shareholder value since Dec 31, 2009;
•	Price/tangible book of 1.5x for year end 2015 tangible book value compared to 2014 price/tangible book value of 1.2x; and
•	December 31, 2015 tangible book value of $18.39, up 109% since July 2010 with a CAGR of 13%.
The tables below provides additional information regarding the historical performance of the Company relative to the key metrics of revenue, expenses and net income.

Core Revenue ($mm)
CAGR: 74% (2)
4Q '15 vs. 4Q '14 Growth 24%
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$8.2
$24.7
$50.3
$101.0
$126.6
$177.0
$224.0
Q4 $50.8
Q3 $45.3
Q2 $43.8
Q1 $37.1
Q4 $62.9
Q3 $56.1
Q2 $53.0
Q1 $52.1
2009
2010
2011
2012
2013
2014
Q4 2015

Net Interest Income ($mm)
CAGR: 74% (2)
4Q '15 vs. 4Q '14 Growth 19%
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$7.2
$19.4
$39.0
$72.1
$103.9
$151.9
$196.3
Q4 $45.0
Q3 $40.2
Q2 $36.9
Q1 $29.8
Q4 $53.5
Q3 $49.9
Q2 $46.6
Q1 $46.3
2009
2010
2011
2012
2013
2014
Q4 2015

Core Net Income ($mm) (1)
CAGR: 98% from 2011
4Q '15 vs. 4Q '14 Growth 35%
$75.0
$65.0
$55.0
$45.0
$35.0
$25.0
$15.0
$5.0
($5.0)
($15.0)
($13.2)
($11.8)
$4.0
$23.8
$32.7
$43.2
$62.0
Q4 $13.2
Q3 $11.7
Q2 $10.2
Q1 $8.1
Q4 $17.3
Q3 $15.3
Q2 $15.4
Q1 $14.0
2009
2010
2011
2012
2013
2014
Q4 2015

Income / Expense Growth ($mm)
250
200
150
100
50
0
$72
$20
$51
$103
$22
$74
$152
$22
$99
$196
$28
$115
2012
2013
2014
YTD Dec 2015
Non-interest Income
Net Interest Income
Operating Expenses

(1) Core income is net income before extraordinary items less/plus securities gains and losses , less BOLI death benefit of approximately $2.4 million after tax, and excludes the $9.0 million ($5.8 million after tax) specific reserve for a fraudulent loan.

(2) CAGR calculated from December 2009 to December 2015 (annualized).

Key Executive Compensation Actions
The Compensation Committee regularly reviews the components of our executive compensation program with advice from its independent compensation consultant.  The Committee also considers the input received from shareholders, as well as outside shareholder advisory services.  During 2015, the Company made significant changes to its executive compensation philosophy and programs, in large part due to receiving only 48% of votes in favor of our executive compensation program in the 2015 non-binding shareholder advisory vote on executive compensation and the result of our discussions with shareholders.  Our Board Chairman and Chief Executive Officer met in person or on telephone calls with many of our larger investors during 2015 and solicited their feedback as to changes the respective shareholder believed were appropriate given the size, complexity and unique growth characteristics of the Company.  We believe the many program changes are responsive to the comments received from shareholders and shareholder advisory services, yet demonstrates the Company's continuing commitment  to providing compensation that recognizes company and individual performance and motivates the company and individual to increase shareholder value. We believe that the changes adopted, supplementing the existing compensation practices, create a strong link between compensation design and corporate strategy.  We also believe that our compensation program creates an environment that encourages and rewards long-term sustainable growth, promotes implementation of the strategy and achievement of business goals and will result in company performance that increases shareholder value.  The matters raised by the shareholders and how the Company addressed those matters was included in the Chairman's letter to the shareholders included at the beginning of this proxy.

Below is a summary of compensation themes we heard from investors and the key changes we made to our compensation program and implemented in 2015 in response to investor concerns:
What We Heard from Shareholders	Customers' Response
• Pay for performance misalignment and limited disclosure of the details of incentive plans
•    Customers' Compensation Policy was modified to establish clear pay-for-performance parameters for annual and long term incentive plans, including target objectives and Total Shareholder Return consideration.

• Failure to acknowledge or respond to shareholder compensation concerns
•    Customers solicited the input of its shareholders and the Compensation Committee reviewed each concern expressed by shareholders and directed specific changes to compensation programs to address those concerns.
•    In addition, the Compensation Committee directed a plan to reach out to and fully engage with key institutional shareholders during 2016 that would include direct involvement of the Compensation Committee Chairperson be prepared.

• Disclosure of pay practices is limited and incomplete
•    Customers has completely redesign the proxy and CD&A to provide substantially enhanced disclosures of the our compensation programs and the changes that were made to both the annual performance award and long term award programs including detail disclosures on the calculation of those awards.

• Problematic pay practices, specifically the use of excise tax gross ups in employment agreements and time based vesting vs performance based vesting
•    Customers has eliminated the excise tax gross up from all agreements established since 2014 and gross ups will not be allowed in future agreements.  Only the employment agreements for the existing CEO, COO, and CFO will retain the gross up as grandfathered arrangements.
•    Customers will clearly disclose awards with performance based vesting and now includes performance vesting criteria in all new long term incentive awards.

• Insufficient risk mitigation of equity awards	• Customers implemented new risk mitigation policies, including a clawback policy, stock ownership requirements, specific hold period requirements and an anti-hedging/pledging policy.
• Triggers to takeover defenses and compensation obligation not clearly stated in the proxy	• Customers has taken steps to enhance proxy disclosure relative to takeover defenses and compensation obligations.
• Peer group not defined	• Customers has developed a new peer group and has included broader disclosure of peer criteria and selected group in this proxy.

Highlights of other key compensation actions in 2015 were:
2015 Base Salary: Mr. Sidhu's, Mr. Ehst's, and Mr. Wahlman's base salaries in 2015 were unchanged from the year end 2014 salaries, representing a 0% increase salary increase. The two other named executive officers received salary increases that ranged from 0% to 4%.
2015 Annual Performance Incentives: Mr. Sidhu received an annual performance incentive of 131% of base salary, or $787,500. Of this amount, $492,188 was deferred and is subject to Mr. Sidhu's continued employment by Customers for up to five years.  This represented attainment of overall 2015 corporate results that were above established performance targets. Mr. Ehst and Mr. Wahlman received annual performance awards of 66% of their base salary, also representing attainment of overall 2015 corporate results that were above established Company performance targets.  Mr. Hedde and Mr. Issa received annual performance awards equal to 189% and 64% of their base salaries, respectively.  As managers of business lines, Mr. Hedde's and Mr. Issa's annual performance awards are based upon the financial performance of their business lines as well as corporate performance relative to targets.  A significant portion of Mr. Ehst's, Mr. Wahlman's, Mr. Hedde's, and Mr. Issa's annual performance awards were deferred and subject to continued employment with Customers for up to five years.
2015 Long-Term Incentives:  The Company awarded options to acquire Customers shares in August 2015 to members of Customers' management team selected by the Compensation Committee.  The long term compensation incentive was made consistent with Customers' long term compensation philosophy of retaining its high performing managers and aligning the interests of the managers with the interests of the shareholders.  The Company embedded performance criteria into the option award vesting requirements.  Specifically, the options will vest on the fifth anniversary of the grant date if the recipient is continuously employed by Customers and either i) the total shareholder return (defined as the change in share price plus dividends paid) must have increased by 50% or more by the end of the five-year vesting period, or ii) Customers has achieved at least a 10% compound annual increase in earnings per share over the five year vesting period.  Mr. Sidhu, Mr. Ehst, Mr. Wahlman, and Mr. Issa were awarded options to acquire 310,000, 46,395, 40,000, and 10,000 shares, respectively.  The option awards for Mr. Sidhu and Mr. Ehst are based upon provisions in their employment contracts that award options equal to 10.0% and 1.5%, respectively, of any new shares issued until certain capital thresholds established in the employment contracts are reached.  The terms for options awarded to Mr. Sidhu and Mr. Ehst in 2015 were met in large part by the 2013 initial public offering of common shares, but the options were not awarded until August 2015.  The 2015 option awards to Mr. Sidhu and Mr. Ehst also require a 50.0% appreciation in the stock price, or a 10% increase in the compounded annual growth rate in earnings per share, for the options to vest.  Mr. Wahlman's and Mr. Issa's option awards were based upon the Company's 2013 and 2014 performance, and their role in the Company's success.  All awards were determined and approved by the Compensation Committee.
Our compensation practices continue to consider the excise tax gross-ups for the three individuals most responsible for creating shareholder value, the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer.  The excise tax gross-up was eliminated for the individual granted this benefit in 2014.  The Compensation Committee has determined to limit, or grandfather, the excise tax gross-up to only the current Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer.  The benefit will sunset upon retirement or other separation of these three officers and will not be included in any future officer's employment arrangement.  The Board of Directors believes that such an incentive was necessary to induce such skilled individuals to accept leadership roles in the company, and to retain such individuals within the Company, given the start-up nature of the Company when these executives were recruited.
Compensation Consultant
The Compensation Committee retained the services of Compensation Advisors beginning the third quarter of 2015 to assist with executive compensation planning. Compensation Advisors was retained by and reports directly to the Compensation Committee and did not perform any other services for the Company or its affiliates or their management during 2015. The Compensation Committee regularly meets with its compensation consultant in executive session without management.
The Compensation Committee considered the independence of Compensation Advisors in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received a report from Compensation Advisors addressing the independence of the firm and its consultants, including the following factors: (1) other services provided to the Company; (2) fees paid by the Company as a percentage of the consultant's total revenue; (3) policies or procedures maintained by the consultants that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Compensation Committee; (5) any Company stock owned by the consultants; and (6) any business or personal relationships between the Company's executive officers and the consultants. The Compensation Committee discussed these considerations and concluded that the work performed by Compensation Advisors and its consultants involved in the engagements did not raise any conflict of interest and concluded that the consultant was an independent Compensation Committee consultant.

Executive Compensation Philosophy
Our Compensation Committee believes that our executive compensation program is consistent with promoting sound risk management and long-term value creation for our shareholders. Our guiding principle is to establish compensation programs that are reasonable, market competitive and performance driven.  We seek to compensate our executives in a manner that will attract, motivate and retain the talent we need to achieve both short-term and long-term business objectives. Our compensation program is intended to align the interests of our executive officers and employees with shareholders by rewarding performance against established corporate financial goals, and by rewarding strong executive leadership and superior individual performance. By offering annual cash incentives, long-term equity compensation and competitive benefits, we strive to attract, motivate and retain a highly qualified and talented team of executives who will help maximize long-term financial performance and earnings growth.

Core Compensation Principles
In determining the level and type of compensation for base salary and incentives, our core compensation principles are as follows:
•	We will pay compensation that is fair and market competitive, keeping mindful of programs that may encourage excessive compensation.
•	We seek to provide a broad range of compensation components, including base salary, annual performance awards, long term incentive awards and benefits, as considered appropriate for the level of responsibility of the individual and his or her contribution to the Company.
•	We will maintain an appropriate base salary level that is intended to attract key talent to the Company and that is competitive with comparable banks.
•	We will maintain an appropriate balance between base salary and short- and long-term incentive opportunities.
•	We will provide executive incentive compensation opportunities contingent on the Company's annual and long-term performance, as well as individual contributions.
o	We hire top performers in the banking industry with significant experience for leadership positions and target base total compensation to the industry median, but we design our compensation programs to provide our historically high performance executives with the opportunity to earn total compensation at the 75th percentile, or higher, should performance warrant.
•	Our incentive programs are designed to motivate and reward Team Members, and seek to avoid those components that may lead Team Members to take inappropriate risks.
•	Our incentive programs will incorporate an appropriate retention element in order to maintain a consistent, high performing management team.
•	We believe in a pay-for-performance environment, encouraging achievement of strategic objectives and creation of shareholder value.
•	We seek to ensure comparative compensation across all divisions and departments of the Company while considering position requirements, geography, responsibilities and other relevant factors applicable to job performance.
•	Our incentive compensation programs will focus on key performance metrics, including Company profitability, business area contribution to profitability and individual performance, consistent with the Company's strategic objectives.
The compensation paid to each named executive officer is based on the executive's level of job responsibility, corporate financial performance measured against annual goals, an assessment of the executive's individual performance and the competitive market. For the named executive officers and other members of executive management, annual incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

Benchmarking and Peer Groups
The Compensation Committee is responsible for the design, implementation and administration of the compensation program for our executive officers. Compensation Advisors was engaged in 2015 to review our executive compensation program for 2015 and 2016, which included a review and recommendation of an appropriate peer group to assess competitive compensation practices, as well as for comparing performance against certain financial goals. The Compensation Committee evaluates the peer group annually for suitability and may modify the peer group from time to time based on mergers and acquisitions within the industry or other relevant factors.  The peer group is to consist of 12 to 24 publicly owned banks of comparative size (from approximately 0.5x to 3.0x assets) with predominately commercial loans operating in the northeast and mid-Atlantic states.  The Compensation Committee used the following peer group for 2015 (total assets are as of January 1, 2015):
Bank	City	State	Total Assets
National Penn Bancshares, Inc.	Allentown	PA	$9,750,865
Provident Financial Services, Inc.	Iselin	NJ	8,523,377
NBT Bancorp Inc.	Norwich	NY	7,807,340
Sterling Bancorp	Montebello	NY	7,424,822
Customers Bancorp, Inc.	Wyomissing	PA	6,825,370
Independent Bank Corp.	Rockland	MA	6,364,912
First Commonwealth Financial Corporation	Indiana	PA	6,360,285
Brookline Bancorp, Inc.	Boston	MA	5,800,948
Tompkins Financial Corporation	Ithaca	NY	5,269,561
Eagle Bancorp, Inc.	Bethesda	MD	5,247,880
Flushing Financial Corporation	Uniondale	NY	5,077,013
Bancorp, Inc.	Wilmington	DE	4,986,317
S&T Bancorp, Inc.	Indiana	PA	4,964,686
WSFS Financial Corporation	Wilmington	DE	4,853,320
Dime Community Bancshares, Inc.	Brooklyn	NY	4,497,107
Sandy Spring Bancorp, Inc.	Olney	MD	4,397,132
Century Bancorp, Inc.	Medford	MA	3,624,036
Lakeland Bancorp, Inc.	Oak Ridge	NJ	3,538,325
ConnectOne Bancorp, Inc.	Cliffs	NJ	3,448,572

Customers falls at the bottom of the top quartile in assets size of the peer group.  Customers has found that given the banking industries increased regulation at $10 billion, and the industries' response to either stay under $10 billion or increase asset size to much greater than $10 billion, that it was difficult to find comparative banks in the target geography unless the asset size was significantly greater than $10 billion.  Accordingly the Company determined to include as many banks as possible meeting is parameters in its market area that were under $10 billion.  The Compensation Committee evaluates the peer group annually for suitability and may modify the peer group based upon its review.  Customers does plan to include banks in its market area with assets in excess of $10 billion in its peer group in 2016 as Customers approaches the $10 billion total asset level.  While our executive compensation program targets each named executive officer's compensation upon the peer group, actual compensation paid, and the form of that compensation, may vary based on other factors such as the individual's performance, experience, and competitive conditions.

Role of Management
Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer participates in compensation-related activities in an informational and advisory capacity and he presents the other named executive officers' performance summaries and recommendations relating to their compensation to the Compensation Committee for its review and approval.

Consideration of Risk
The Compensation Committee strives to provide strong incentives to management for the long-term, while avoiding excessive risk taking in the short term.  Goals and objectives reflect a mix of quantitative factors to avoid excessive reliance on a single performance measure.  As a matter of best practice, beginning in 2010, the Compensation Committee began to annually review the relationship between the risk management practices and the incentive compensation provided to the named executive officers to confirm that the incentive compensation criteria do not encourage unnecessary and excessive risk.
The annual risk assessment includes an evaluation of:
•	the design of proposed incentive plans to ensure they satisfy regulatory requirements and do not encourage excessive or imprudent risk taking;
•	the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and
•	the Board of Directors' oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.
The risk assessment conducted in 2015 concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward; are compatible with effective controls and risk management; and are supportive of strong governance, including active oversight by the Board of Directors.

Elements of 2015 Executive Compensation
We pay our named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which may include time- and/or performance-vesting restricted stock and/or stock options), a competitive benefits package and limited perquisites.

Compensation Element	Purpose	Link to Performance	Fixed/ Performance Based	Short/Long Term
Base Salary	Helps attract and retain executives through market-competitive base pay	Based on individual performance, experience, and scope of responsibility	Fixed	Short Term
Annual Performance Awards	Encourages achievement of short-term strategic and financial performance metrics that create shareholder value
Links executive compensation to company performance (CEO, CFO, President), business unit performance, individual performance, or other factors that are important for the company's success. Awards are made as 75% cash and 25% equity (typically)
			Performance Based	Short Term and Long Term
Long-Term Incentive Awards	Aligns executives' interests with shareholders, motivates and rewards long-term sustained performance and creates a retention incentive through multi-year vesting	Major portion of equity awards are based on pre-established Company performance objectives	Performance Based	Long Term
BRRP	Aligns executive interests with shareholders by deferring a portion of the annual performance award with Company match, all in Company equity	Participants' accounts are equity based and include a 5-year time based vesting requirement, encouraging a focus on long-term creation of shareholder value	Performance Based	Long Term
Other Compensation	Establishes limited perquisites in line with market practice, as well as health and welfare benefits on the same basis as our general employee population	N/A	Fixed	Short Term
84% of the total 2015 compensation for Mr. Sidhu, and 61% of the total 2015 compensation to Mr. Ehst and Mr. Wahlman, was performance-based and not guaranteed.

Base Salary
The Compensation Committee believes that base salaries for named executive officers should be targeted at market competitive levels in order to attract and retain talented executives. Annually, our Compensation Committee evaluates each named executive officer's base salary level based on peer market data furnished by our independent compensation consultant.  In general, competitive base salary information and peer market data are furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer's base salary level is compared to the peer market data.  In setting base salary levels, the Compensation Committee also assesses each individual named executive officer's performance, leadership, operational effectiveness and experience in the industry, as well as competitive market conditions.  Following is the base salary compensation as of year-end for our named executive officers for 2015 and 2014, and the percentage increase in base salary:
Name	2015 Salary	2014 Salary	% Change
Jay S. Sidhu	$600,000	$600,000	0%
Richard A. Ehst	400,000	400,000	0%
Robert E. Wahlman	350,000	350,000	0%
Glenn A. Hedde	240,000	240,000	0%
Steven J. Issa	312,000	300,000	4%

Annual Performance Awards
Annual performance awards are provided to reward our employees for achieving and exceeding predefined performance goals, including Company performance, division/department performance and individual contribution by the employee, as appropriate for the employee's position and role in the Company.  Performance metrics considered may include measures such as total shareholder return, earnings, return on assets, return on equity, efficiency of operations, asset quality, interest rate risk sensitivity and liquidity, as appropriate for each business unit and individual.
The Compensation Committee defines performance measures and goals for three of our named executive officers, the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.  The target annual performance award is 100% of base salary for the CEO and 50% of base salary for the Chief Operating Officer and the Chief Financial Officer with the each officers maximum award equal to 150% of the target.  Based on the weighted level of performance achieved, these executives can earn an award greater than or less than target.  The performance measures support our strategic plan and are allocated to executives to create accountability and ensure rewards are tied to our financial and strategic success. The performance measures and weights are summarized in the table below.

Total Shareholder Return Relative to Peers Weight: 25%	Core Earnings Growth Relative to Peers Weight: 25%	Targeted ROE Objective Weight: 50%	Performance Award as a % of Target
120% of Peer Average	120% of Peer Average	13%	150%
110% of Peer Average	110% of Peer Average	12%	125%
100% of Peer Average	100% of Peer Average	11%	100%
80% of Peer Average	80% of Peer Average	10%	50%
Below 80% of Peer Average	Below 80% of Peer Average	Below 10%	0%

In 2015, the Company achieved and exceeded the targeted objectives with Total Shareholder Return at 128% of average peer performance, Core Earnings Growth at 1,191% of average peer performance and a Return on Equity of 11.51%.  This resulted in an overall performance award equal to 131.25% of the target award.  Based upon the foregoing, the Compensation Committee authorized payouts for the annual performance award to the executives as follows:

Name	Incentive Awarded in Cash	Incentive Awarded in Equity	Deferred Compensation (BRRP)	Total Incentive Award	% of Salary
Jay S. Sidhu	$295,312	$98,438	$393,750	$787,500	131%
Richard A. Ehst	147,656	49,219	65,625	262,500	66%
Robert E. Wahlman	86,133	28,711	114,844	229,688	66%
*Mr. Sidhu earned a bonus of $787,500 for 2015 and elected to defer 50% under BRRP.  Of the remaining amount, he received 75% in cash ($295,312) and 25% in equity ($98,438).
*Mr. Ehst earned a bonus of $262,500 for 2015 and elected to defer 25% under BRRP.  Of the remaining amount, he received 75% in cash ($147,656) and 25% in equity ($49,219).
*Mr. Wahlman earned a bonus of $229,688 for 2015 and elected to defer 50% under BRRP.  Of the remaining amount, he received 75% in cash ($86,133) and 25% in equity ($28,711).
For the 2015 annual performance awards, 75% of the award was made in cash and 25% of the award was made as equity in the form of Restricted Stock Units.  To encourage retention, the equity portion vests equally over a three-year period, with one-third vesting on each anniversary of the grant date.
The amount of the annual performance award elected by the executive to be deferred is matched by the Company and recorded as a general liability of the Company as restricted share units.  To encourage retention, the executive's contribution and company match vests at the fifth anniversary of the performance award date.  The Bonus Recognition and Retention Program is further explained later in this document.
The awards for Mr. Issa and Mr. Hedde are based upon the performance of the company, as described above, and the performance of the business units for which they are responsible.  Mr. Issa's annual performance award as Chief Lending Officer is in part based upon the performance of the commercial loan business in addition to Company performance.  Mr. Hedde's annual performance award as leader of the mortgage warehouse loan business is based in part on the performance of the mortgage warehouse loan business in addition to Company performance.
Customers incentive programs does allow the executive to elect to defer a portion of their annual performance award, and matches the amount deferred by the executive.  Customers believes this is a very strong means to retain their key executives as a departing executive will lose both their voluntary deferral as well as the Company match.  The direct investment of the executive in their retention program aligns the executive's interest with the shareholders' interest in addition to providing a strong retention incentive.
Long-Term Equity Incentives
Long-term incentive awards (equity or equity equivalents) are available to members of executive management, as identified by the Compensation Committee, based on the achievement of specified performance metrics.  All equity grants include a vesting schedule and performance vesting applies to all long term awards granted pursuant to the long-term equity incentive program.  Equity grants made pursuant to the long-term equity incentive program are made as a result of achieving milestones within the long-term strategic plan of the company and are not necessarily made on an annual basis.  The Company awarded options to acquire Customers shares pursuant to the long term equity incentive program in August 2015 to members of Customers' management team selected by the Compensation Committee.  The long term compensation incentive was made consistent with Customers' long term compensation philosophy of retaining its high performing managers and aligning the interests of the managers with the interests of the shareholders.  The Company embedded performance criteria into the option award vesting requirements.  Specifically, the options will vest on the fifth anniversary of the grant date if the recipient is continuously employed by Customers and either ( i) the total shareholder return (defined as the change in share price plus dividends paid) must have increased by 50% or more by the end of the five-year vesting period, or (ii) Customers has achieved at least a 10% compound annual increase in earnings per share over the five year vesting period.  Mr. Sidhu, Mr. Ehst, Mr. Wahlman, and Mr. Issa were awarded options to acquire 310,000, 46,395, 40,000, and 10,000 shares, respectively.

The option awards for Mr. Sidhu and Mr. Ehst are based upon provisions in their employment contracts that award options equal to 10.0% and 1.5%, respectively, of any new shares issued until certain capital thresholds established in the employment contracts are reached.  The terms for options awarded to Mr. Sidhu and Mr. Ehst in 2015 were met in large part by the 2013 initial public offering of common shares, but the options were not awarded until August 2015.  The 2015 option awards to Mr. Sidhu and Mr. Ehst also require a 50.0% appreciation in the stock price, or a 10% increase in the compounded annual growth rate in earnings per share, for the options to vest.  Mr. Wahlman's and Mr. Issa's option awards were based upon the Company's 2013 and 2014 performance, and their role in the Company's success.  All awards were determined and approved by the Compensation Committee.
Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan
At our annual meeting in 2012, our shareholders approved the amendment and restatement of our 2004 Plan, primarily to reflect changes effectuated by our reorganization into a holding company structure (the "Reorganization") and increase the number of shares authorized to be issued pursuant to grants under the 2004 Plan. The purpose of the 2004 Plan is to promote the success and enhance our value by linking the personal interests of the members of the board of directors and our employees, officers and executives to those of our shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to our shareholders. The 2004 Plan is further intended to provide us flexibility to motivate, attract and retain the services of members of our board of directors, employees, officers and executives.
The 2004 Plan is administered by the Compensation Committee of the Board of Directors.  It provides for the grant of options, some or all of which may be structured to qualify as incentive stock options under Section 422 of the Code ("ISOs") if granted to employees, and for the grant of stock appreciation rights, restricted stock and unrestricted stock up to a total of 2,750,000 shares of common stock. As of December 31, 2015, 1,305,776 shares were available for grant under the 2004 Plan. Unless sooner terminated by the board, the 2004 Plan will expire on September 6, 2021, which is ten (10) years from the date the 2004 Plan was last approved by our shareholders.
Amended and Restated 2010 Stock Option Plan
In December 2010, our shareholders approved the 2010 Stock Option Plan, which was amended and restated in March 2012 by our Board of Directors primarily to reflect changes effectuated by the Reorganization. The 2010 Stock Option Plan provides for the grant of stock options to our management personnel, other employees and non-employee members of the Board of Directors. The purpose of the 2010 Stock Option Plan is to promote our success and enhance our value by linking the personal interest of our employees, officers, executives and non-employee directors to those of our shareholders and by providing those individuals with an incentive for outstanding performance in order to generate superior returns to shareholders. The 2010 Stock Option Plan provides flexibility for us to motivate, attract, and retain the services of our employees, officers, executives and non-employee directors upon whose judgment, interest and special effort the successful conduct of our operations largely depend. The options can take the form of either tax-qualified ISOs or non-qualified stock options ("NQOs"), although only NQOs may be granted to non-employee directors.
The 2010 Stock Option Plan consists of a pool of 3,666,667 shares of our Voting Common Stock and Class B Non-Voting Common Stock.  At December 31, 2015, 507,061 shares were available for grant under this plan.  The 2010 Stock Option Plan is administered by the Compensation Committee of the Board of Directors or, in certain cases, by the full Board of Directors. The maximum number of shares underlying options granted to any single participant during a fiscal year shall be 2,444,445 shares of common stock. All employees are potentially eligible to receive options under the 2010 Stock Option Plan. In making determinations regarding the potential eligibility of any employee, the Compensation Committee may take into account the nature of the services rendered by the employee, his or her present and potential contributions to our success and such other factors as the Compensation Committee in its discretion deems relevant.
The Compensation Committee is authorized to grant stock options to participants subject to the following terms and conditions: (1) the exercise price per share of an option must not be less than the fair market value of one share at the time the option is granted, and the term of an option must not be longer than ten (10) years from the date of grant; and (2) in the case of a participant who owns stock representing more than 10% of the total combined voting power of us at the time of the grant of an option to that participant, the option cannot qualify as an ISO unless the exercise price is at least 110% of the fair market value of the stock at the time of grant and the term is no longer than five years from the date of grant.
Unless sooner terminated by the Board, the 2010 Stock Option Plan will expire ten (10) years from the date the 2010 Stock Option Plan was approved by our shareholders, which was December 9, 2010. The termination of the 2010 Stock Option Plan must not affect any option that is outstanding on the termination date without the consent of the participant. Offers granted under the 2010 Stock Option Plan are, by their terms, not transferable other than by will or laws of descent and distribution. No right or interest of a participant in any offer may be pledged, encumbered, or hypothecated to or in favor of any party other than us, or be subject to any lien, obligation, or liability of that participant to any other party other than us; provided, however, that the foregoing must not be deemed to imply any obligation of ours to lend against or accept a lien or pledge of any offer for any reason.

Bonus Recognition and Retention Program
The Bonus Recognition and Retention Program ("BRRP") (which meets the definition of nonqualified deferred compensation under IRC Section 409A) is a separate long-term incentive program established for the CEO, President, CFO, CLO and other selected executives.  The BRRP allows for a voluntary deferral of up to 50% of the participant's annual performance award, with the Company providing a 100% match on the deferral amount.  The objective of the Plan is to encourage retention and align executive and shareholder interests.  This is done by valuing each participant's account via restricted share units and imposing a vesting schedule. When participants defer into the plan, both the voluntary deferral and the match are subject to a five-year cliff vesting schedule.  If the executive leaves before the end of the vesting period, the executive forfeits both the voluntary deferral and the match that has not vested within the account.  Participants' accounts will fully vest upon retirement (as defined in the plan document), an involuntary termination prior to retirement (other than for cause), death or disability.  Long term, the value of the account is tied to the company stock price, which aligns the executive's interest with the shareholders' interests and encourages a focus on long-term performance.  Customers does not include a performance based vesting criteria for the BRRP program as the award is derived voluntarily from the annual performance based award made to the executive, and it is believed by the Compensation Committee that conditioning vesting on future company performance will discourage executive participation in the program.
Annually, participants can elect to defer between 25% and 50% of their respective annual performance award, deferred in the form of restricted share units.  Each deferral is matched by Customers Bancorp, Inc. with additional restricted share units equal to 100% of the participant deferral.  The price used to determine the number of units deferred, as well as the Company's match, is the Company's market value stock price at the close of business on the date the annual performance award is granted.  Distributions under the program are made as common stock of the Company.  In December 2010, our shareholders approved the BRRP, which was amended and restated in March 2012 by our Board of Directors primarily to reflect changes effectuated by the Reorganization.  As of December 31, 2015 we have issued restricted stock units for 254,821 shares of Voting Common Stock under BRRP.
2012 Restricted Stock Rewards Program
Due to our significant growth and evolution as a bank since 2009, including increasing assets to over $3 billion and significantly increasing our equity base, in February 2012 the Compensation Committee recommended and the Board of Directors approved a restricted stock reward program that provided for the grant of restricted stock units to certain directors and senior executives of Customers Bancorp and Customers Bank. Pursuant to the program, restricted stock units for 203,707 shares of our Voting Common Stock and 232,804 shares of our Class B Non-Voting Common Stock were granted on February 16, 2012 pursuant to the 2004 Plan. Of this amount, our named executive officers received restricted stock units for 139,686 shares of Voting Common Stock and 232,804 shares of Class B Non-Voting Common Stock in the aggregate and our non-employee directors received 17,463 shares of Voting Common Stock in the aggregate. One requirement for vesting is that the recipient of the restricted stock units remains an employee or director of ours, through December 31, 2016. The restricted stock units held by an employee or director are forfeited if he or she ceases to be an employee or director prior to that date. The second vesting requirement for each award (both must be met to vest) is that our Voting Common Stock trades at a price greater than $17.18 per share (adjusted for any stock splits or stock dividends) for at least 5 consecutive trading days during the five year period ending December 31, 2016. If the restricted stock units vest, the recipient will receive shares of our common stock on December 31, 2016. However, upon a change in control of us resulting in any one shareholder owning more than 24.9% of the outstanding stock of Customers Bancorp prior to December 31, 2016, all restricted stock units held by employees and directors automatically vest and they will receive shares of our common stock at that time.
Benefits and Perquisites
We provide health, life, vision and dental insurance, and matching 401(k) contributions, on terms similarly available to all employees.  We also provide Messrs. Sidhu and Ehst with automobiles which are primarily used for business purposes.  We provide car allowances for Messrs. Wahlman and Issa.  We also provide country club memberships for Messrs. Sidhu, Wahlman and Issa.  Other than this, we do not provide any significant perquisites or other personal benefits to our executive officers.

Employment Agreements
On March 26, 2012, we entered into an amended and restated employment agreement with Mr. Sidhu as Chairman and CEO of Customers. Under the terms of the agreement, Mr. Sidhu will receive a minimum base salary plus a performance-based incentive bonus and a monthly car allowance. The term of the agreement is annually extended to another year unless Mr. Sidhu or the Company give notice to the contrary. Mr. Sidhu will also be entitled to cash or equity incentive compensation up to the amount of his base salary under an executive incentive plan to be approved by the Board of Directors.  Mr. Sidhu's employment agreement provides that, for every issuance of shares made by us in connection with an acquisition or a raise of capital (i) up to $400 million, we must grant Mr. Sidhu options to purchase up to 10.0% of the shares issued in such issuance; (ii) from $401 million to $749 million, we must grant Mr. Sidhu options to purchase up to 6.7 of the shares issued in such issuance; and (iii) above $750 million of equity, we must grant Mr. Sidhu options to purchase up to 3.4% of the shares issued in such issuance.
Under the employment agreement, we also agreed that our Board of Directors will develop and implement a nonqualified retirement income plan designed to provide Mr. Sidhu with a retirement benefit, targeted at $300,000 per year (depending on performance of the investments in the informal funding vehicle) for 15 years commencing upon his retirement at or after age 65, subject to his ability to qualify for a variable life insurance policy to be owned by us to fund the plan. The Board of Directors reviewed the plan at the end of the fourth year of his employment and determined it may be appropriate to increase the target benefit amount at some future date. Under the employment agreement, Mr. Sidhu was to become vested in this retirement benefit after seven years of continuous service with us, or upon his termination of employment under circumstances that would result in our obligation to pay him severance compensation. Ultimately, the plan (which was developed and approved by the Board of Directors) provided for funding towards a target benefit of $300,000 per year, and for immediate vesting upon the effective date of the plan. See discussion of the "Nonqualified Deferred Compensation" on page 49 of this proxy statement.
As of March 26, 2012, we also entered into amended and restated employment agreements with Mr. Ehst as Chief Operating Officer of Customers. With respect to Mr. Ehst's employment agreement, the term of the agreement is annually extended for another year unless Mr. Ehst or we give notice to the contrary. Mr. Ehst receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him. Mr. Ehst's employment agreement provides that, for every issuance of shares made by us in connection with an acquisition or a raise of capital (i) up to $400 million, we must grant Mr. Ehst options to purchase up to 1.5% of the shares issued in such issuance; (ii) from $401 million to $749 million, we must grant Mr. Ehst options to purchase up to 1% of the shares issued in such issuance; and (iii) above $750 million of equity, we must grant Mr. Ehst options to purchase up to 0.5% of the shares issued in such issuance.
Each of Messrs. Sidhu and Ehst will be entitled to severance compensation under the agreement if he terminates his employment for "Good Reason" (as defined in their respective employment agreements), if his employment is terminated by us other than for "Cause" (as defined in their respective employment agreements) during the employment term or on expiration of the employment term. If a "Change in Control" (as defined in their respective employment agreements) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years' annual performance bonuses, for the greater of (a) three years in the case of Mr. Sidhu and two years in the cases of Mr. Ehst, or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits ("health benefits") for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual performance bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any "parachute payment" excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.

On August 5, 2013, we entered into an employment agreement with Mr. Wahlman as Chief Financial Officer of Customers Bank. With respect to Mr. Wahlman's employment agreement, the term of the agreement is annually extended for another year unless Mr. Wahlman or we give notice to the contrary. Mr. Wahlman receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him. Mr. Wahlman will be entitled to severance compensation under the agreement if he terminates his employment for "Good Reason" (as defined in the employment agreement), if his employment is terminated by us other than for "Cause" (as defined in the employment agreement) during the employment term or on expiration of the employment term. If a "Change in Control" (as defined in the employment agreement) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years' annual performance bonuses, for the greater of (a) two years or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any annual performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits ("health benefits") for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive performance equal to three times the sum of his then current base salary plus the average of his annual performance bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any "parachute payment" excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.
On March 1, 2014, we entered into an employment agreement with Mr. Issa as President of New England Commercial Banking Group of Customers Bank. With respect to Mr. Issa's employment agreement, the term of the agreement is annually extended for another year unless Mr. Issa or we give notice to the contrary. Mr. Issa receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him. Mr. Issa will be entitled to severance compensation under the agreement if he terminates his employment for "Good Reason" (as defined in the employment agreement), if his employment is terminated by us other than for "Cause" (as defined in the employment agreement) during the employment term or on expiration of the employment term. If a "Change in Control" (as defined in the employment agreement) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years' annual performance bonuses, for the greater of (a) three years or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any annual performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits ("health benefits") for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual cash bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any annual performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law.

OTHER MATTERS
Executive Stock Ownership Requirements
To help ensure a strong alignment between executives and shareholder interests, the Company has adopted an equity ownership policy.  The Company requires the executive management team to have an equity ownership interest in Customers Bancorp, Inc., in accordance with the following schedule:

Chief Executive Officer	6x Annual Base Salary
Chief Operating Officer, Chief Financial Officer	3x Annual Base Salary
Other Executive Officers (1)	1x Annual Base Salary
(1)	Excludes the Chief Auditor, Chief Risk Officer, and Chief Credit Officer. The Compensation Committee defines which executive vice presidents are subject to the share ownership requirements.

Currently each of the named executive officers exceeds these requirements.  Executives have five years from March 2016 or the executive's date of hire to accumulate their respective ownership interest.  Equity ownership interests that are counted towards meeting this requirement include the value of all owned or vested stock issued by Customers Bancorp, Inc., including shares held in the employee stock purchase plan, unvested restricted share units, and unvested deferred units (including both the employee and the employer contribution to the BRRP).  The value of stock options, vested or unvested, are not considered in meeting the equity ownership requirements.  Restricted share units that vest can be sold by an executive in order to generate sufficient cash to cover the tax obligation associated with the shares vesting.  The current value of the shares the executive will own after any sale of common stock, other than a sale of common stock to meet tax obligations, must exceed the equity ownership requirement.  It is permissible for the executive who does not meet the ownership requirements to exercise vested options in a cash settlement.
Tax Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is "performance-based" under the Internal Revenue Code's definition is exempt from this limit. Stock option grants and other equity grants subject to performance vesting are intended to qualify as performance-based compensation.
The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation Committee's practice is to structure compensation programs offered to the named executive officers with a view towards maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including the Company's tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.
Employee Benefits
We provide health, life, vision and dental insurance, and matching 401(k) contributions, on terms similar to those provided to employees generally.  See "Insurance" and "401(k) Retirement Savings and Profit Sharing Plan" below.  We also provide Messrs. Sidhu and Ehst with automobiles they primarily use for business purposes, and provide car allowances for Messrs. Wahlman and Issa.  We provide country club memberships for Messrs. Sidhu, Issa and Wahlman, and reimbursed relocation expenses for Mr. Wahlman.
401(k) Retirement Savings and Profit Sharing Plan
Customers Bank has a 401(k) profit sharing plan whereby eligible employees may contribute up to 15% of their salary to such plan.  Customers Bank provides a matching contribution equal to 50% of the first 6% of the contribution made by the employee.  Employer contributions for the year ended December 31, 2015 were approximately $1,101,000.
Insurance
All eligible full-time employees of Customers Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and prescription drug plans.  Customers Bank pays the total cost of such plans for employees with the exception of the major medical and the prescription drug plan, in which cost sharing and co-payments are required by the employees.

Compliance with Section 409A of the Internal Revenue Code
The executive compensation arrangements are intended to be maintained in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements and tax penalties on the affected employees if their deferred compensation arrangements do not comply with those restrictions.
Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer
Pursuant to Mr. Sidhu's employment agreement, we established a supplemental executive retirement plan ("SERP") for Mr. Sidhu in 2010.  The SERP is a deferred compensation plan whereby we created a reserve account on our books for Mr. Sidhu.  During the third quarter of 2010, we credited an amount to this account that was sufficient to create a hypothetical fund that would provide payments of $300,000 per year for fifteen years commencing on Mr. Sidhu's sixty-fifth birthday, assuming a rate of return of 7% per year, compounded annually.  Additionally, we will credit the account with any gains or losses as if we had deposited the amounts in certain investment funds selected by Mr. Sidhu. Mr. Sidhu's is now fully vested in the SERP.
Mr. Sidhu's entire interest in the account will be paid to him in fifteen annual installments beginning generally upon the later of (a) his separation from service with us, or (b) his sixty-fifth birthday.  Any portion of Mr. Sidhu's interest in the account remaining upon his death will be paid to his beneficiary in a single lump sum. In the event of Mr. Sidhu's death prior to the later of (a) his separation from service with us, or (b) his sixty-fifth birthday, $3.0 million will be paid to his beneficiary in a single lump sum in lieu of the installment payments described above.
These obligations under the SERP will be general unsecured obligations by us to pay money in the future.  Mr. Sidhu will have no rights to any assets or investments held by us to meet our obligations under the SERP, except as a general creditor of us.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
Steven J. Zuckerman, Chair
Daniel K. Rothermel

EXECUTIVE COMPENSATION
The following table discloses the compensation paid or awarded with respect to our named executive officers during the years indicated.  The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2015 compensation decisions for the named executive officers.
The table below sets forth the compensation for each of the named executive officers for the fiscal years ended December 31, 2015, 2014, and 2013.  The bonus column of the table includes the annual performance award (including the cash, executive elected compensation deferral, and the company match of the executive deferral election) as described in the BRRP description.

Summary Compensation Table (1)
					Stock	Option	All Other
		Salary	Bonus		Awards	Awards	Compensation	Total
	Year	($)	($)		($)(7)	($)(8)	($)(9)	($)
Jay S. Sidhu	2015	600,000	1,082,812	(2)	75,000	1,990,200	21,309	3,769,321
Chairman & CEO	2014	600,000	825,000	(2)	62,500	-	10,218	1,497,718
	2013	500,000	687,500	(2)	-	1,957,971	16,262	3,161,733
Richard A. Ehst	2015	400,000	278,906	(3)	37,500	297,856	8,847	1,023,109
President & COO	2014	400,000	212,500	(3)	32,812	-	7,481	652,793
	2013	350,000	185,938	(3)	-	293,697	5,783	835,418
Robert E. Wahlman	2015	350,000	315,821	(4)	21,875	256,800	26,134	970,630
Executive Vice President &	2014	325,000	240,625	(4)	19,750	97,680	102,437	785,492
Chief Financial Officer	2013	128,588	59,250	(4)	-	75,012	9,208	272,058
Glenn A. Hedde	2015	240,000	624,938	(5)	48,000	-	5,820	918,758
Executive Vice President &	2014	240,000	400,000	(5)	60,000	-	5,587	705,587
President of Banking to Mortgage Companies	2013	210,000	240,000	(5)	409,505	-	6,300	865,805
Steven J. Issa	2015	312,000	212,500	(6)	30,000	64,200	26,863	645,563
Executive Vice President & Chief Lending Officer	2014	300,000	220,000	(6)	92,980	24,420	19,800	657,200

(1)	The following columns are intentionally omitted from this table: Non-Equity Incentive Plan Compensation, Change in Pension Value, and Nonqualified Deferred Compensation Earnings.
(2)
Mr. Sidhu earned a bonus of $787,500 for 2015.  Of this amount, he received $295,312 in cash, $98,438 in restricted stock units, and elected to defer $393,750 under the BRRP in the form of an equivalent number of restricted stock units.  After a five year vesting period, he will receive his deferred bonus, along with a Company match of $393,750 ($787,500 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares.  If Mr. Sidhu does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
Mr. Sidhu earned a bonus of $600,000 for 2014.  Of this amount, he received $225,000 in cash, $75,000 in restricted stock units, and elected to defer $300,000 under the BRRP in the form of an equivalent number of restricted stock units.  After a five year vesting period, he will receive his deferred bonus, along with a Company match of $300,000 ($600,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares.  If Mr. Sidhu does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
Mr. Sidhu earned a bonus of $500,000 for 2013. Of this amount, he received $187,500 in cash, $62,500 in restricted stock units, and elected to defer $250,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $250,000 ($500,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Sidhu does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

(3)
Mr. Ehst earned a bonus of $262,500 for 2015. Of this amount, he received $147,656 in cash, $49,219 in restricted stock units, and elected to defer $65,625 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $65,625 ($131,250 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Ehst does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
Mr. Ehst earned a bonus of $200,000 for 2014. Of this amount, he received $112,500 in cash, $37,500 in restricted stock units, and elected to defer $50,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $50,000 ($100,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Ehst does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
Mr. Ehst earned a bonus of $175,000 for 2013. Of this amount, he received $98,438 in cash, $32,812 in restricted stock units, and elected to defer $43,750 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $43,750 ($87,500 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Ehst does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

(4)
Mr. Wahlman earned a bonus of $229,688 for 2015. Of this amount, he received $86,133 in cash, $28,711 in restricted stock units, and elected to defer $114,844 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $114,844 ($229,688 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Wahlman does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
Mr. Wahlman earned a bonus of $175,000 for 2014. Of this amount, he received $65,625 in cash, $21,875 in restricted stock units, and elected to defer $87,500 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $87,500 ($175,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Wahlman does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
Mr. Wahlman earned a bonus of $79,000 for 2013. Of this amount, he received $59,250 in cash and $19,750 in restricted stock units.

(5)
Mr. Hedde earned a bonus of $454,500 for 2015. Of this amount, he received $170,438 in cash, $56,813 in restricted stock units, and elected to defer $227,250 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $227,250 ($454,500 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Hedde does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
Mr. Hedde earned a bonus of $320,000 for 2014. Of this amount, he received $144,000 in cash, $48,000 in restricted stock units, and elected to defer $128,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $128,000 ($256,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Hedde does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
Mr. Hedde earned a bonus of $200,000 for 2013. Of this amount, he received $40,000 in cash, $60,000 in restricted stock units, and elected to defer $100,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $100,000 ($200,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Hedde does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

(6)
Mr. Issa earned a bonus of $200,000 for 2015.  Of this amount, he received $112,500 in cash, $37,500 in restricted stock units and elected to defer $50,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $50,000 ($100,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Issa does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
Mr. Issa earned a bonus of $200,000 for 2014.  Of this amount, he received $120,000 in cash, $30,000 in restricted stock units and elected to defer $50,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $50,000 ($100,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares.  If Mr. Issa does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

(7)
Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of the stock awards described in footnotes 2 through 6 above. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2015 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS).

(8)
Represents the aggregate grant date fair value, as calculated in accordance with FASB ASC Topic 718, of option awards. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2015 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS).

(9)
The amounts listed in this column include matching 401(k) contributions paid under our 401(k) Retirement Savings and Profit Sharing Plan for each of Messrs. Sidhu, Wahlman, Issa, and Hedde; car allowance, country club membership, and relocation expenses for Mr. Wahlman; car allowance and country club membership for Mr. Issa; and a country club membership for Mr. Sidhu.  We provide Messrs. Sidhu and Ehst with automobiles which they primarily use for business purposes. All Other Compensation for Messrs. Sidhu and Ehst also includes the value attributable to their personal use of these automobiles in 2015, 2014, and 2013.

Grants of Plan Based Awards(1)
The following table sets forth certain information regarding awards granted to each of our named executive officers with respect to 2015.  The awards granted on January 22, 2015 relate to the executive BRRP election and Company match in addition to payment of 25% of the annual performance award in equity form.  The awards granted on August 26, 2015 are long term equity incentive awards made pursuant to employment contract obligations and long term company performance.  All the August 26, 2015 awards are performance vesting awards.  The Compensation Discussion and Analysis includes additional information regarding the incentive awards made to named executive officers and our share based compensation programs.
		All other stock awards: Number of shares of Common Stock	All other option awards: Number of shares of Common Stock underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards
Name	Grant Date	(#)	(#)	($/Share)	($)(2)
Jay S. Sidhu	01/22/2015	35,359	---	---	675,000
	08/26/2015	---	310,000	23.36	1,990,200
Richard A. Ehst	01/22/2015	7,202	---	---	137,500
	8/26/2015	---	46,395	23.36	297,856
Robert E. Wahlman	01/22/2015	10,314	---	---	196,875
	08/26/2015	---	40,000	23.36	256,800
Glenn A. Hedde	01/22/2015	15,924	---	---	304,000
Steven J. Issa	01/22/2015	6,810	---	---	130,000
	08/26/2015	---	10,000	23.36	64,200
(1)	The following columns are intentionally omitted from this table: Estimated Future Payouts under Non-Equity Incentive Plan Awards, and Estimated Future Payouts under Equity Incentive Plan Awards.
(2)	Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of these option or stock awards. The grant date fair value has been determined based on the assumptions and methodologies set forth in the consolidated financial statements included in NOTE 14-SHARE-BASED COMPENSATION PLANS of our Annual Report on Form 10-K for the year ended December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END(1)
The following table sets forth information on outstanding option awards and stock awards held by the named executive officers at December 31, 2015, including the number of shares underlying each stock option, the exercise price and the expiration date of each outstanding option, and the number of shares and market value of unvested stock awards.
	Option Awards						Stock Awards
Name & Principal Position	Number of Securities Underlying Options Exercisable (#)		Number of Securities Underlying Options Unexerciseable (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Jay S. Sidhu	493,629	(2)	---		8.86	04/06/2020	---		---
Chairman and	12,834	(3)	---		9.55	07/14/2020	---		---
Chief Executive Officer	81,864	(4)	---		10.91	12/28/2020	---		---
	---		84,105	(5)	10.91	01/31/2021	---		---
	---		36,869	(6)	10.91	02/28/2021	---		---
	---		29,514	(7)	10.91	03/07/2021	---		---
	---		68,639	(8)	12.00	09/17/2021	---		---
	---		108,334	(9)	12.00	09/30/2021	---		---
	---		782,300	(10)	12.73	09/20/2022	---		---
	---		679,701	(11)	15.23	05/22/2023	---		---
	---		310,000	(14)	23.36	08/26/2025	---		---
	---		---		---	---	26,190	(13)	712,892
	---		---		---	---	232,804	(15)	6,336,925
	---		---		---	---	38,194	(16)	1,039,641
	---		---		---	---	3,540	(19)	96,359
	---		---		---	---	28,321	(20)	770,898
	---		---		---	---	3,929	(23)	106,947
	---		---		---	---	31,430	(24)	855,525
Richard A. Ehst	74,044	(2)			8.86	04/06/2020	---		---
President and	1,925	(3)			9.55	07/14/2020	---		---
Chief Operating Officer	12,279	(4)			10.91	12/28/2020	---		---
	---		12,616	(5)	10.91	01/31/2021	---		---
	---		5,531	(6)	10.91	02/28/2021	---		---
	---		4,428	(7)	10.91	03/07/2021	---		---
	---		10,296	(8)	12.00	09/17/2021	---		---
	---		16,250	(9)	12.00	09/30/2021	---		---
	---		117,345	(10)	12.73	09/20/2022	---		---
	---		101,956	(11)	15.23	05/22/2023	---		---
	---		46,395	(14)	23.36	08/26/2025	---		---
	---		---		---	---	4,910	(13)	133,650
	---		---		---	---	58,201	(15)	1,584,231
	---		---		---	---	6,876	(16)	187,165
	---		---		---	---	1,859	(19)	50,602
	---		---		---	---	4,957	(20)	134,930
	---		---		---	---	5,238	(24)	142,578
	---		---		---	---	1,964	(23)	53,460

Robert E. Wahlman	---		22,000	(17)	15.62	08/05/2023	---		---
Executive Vice President and	---		22,000	(21)	17.65	02/20/2024	---		---
Chief Financial Officer	---		40,000	(14)	23.36	08/26/2025	---		---
	---		---		---	---	1,119	(19)	30,459
	---		---		---	---	1,146	(23)	31,194
	---		---		---	---	9,168	(24)	249,553
Steven J. Issa	---		11,000	(22)	13.62	04/29/2023	---		---
Executive Vice President /	---		5,500	(21)	17.65	02/20/2024	---		---
Chief Lending Officer	---		10,000	(14)	23.36	08/26/2025	---		---
	---		---		---	---	5,268	(19)	143,395
	---		---		---	---	5,238	(24)	142,578
	---		---		---	---	1,572	(23)	42,790
Glenn A. Hedde	3,667	(2)	---		8.86	04/06/2020	---		---
Executive Vice President and	---		9,167	(12)	10.91	02/17/2021	---		---
President of Banking to	---		---		---	---	19,136	(13)	520,882
Mortgage Companies	---		---		---	---	11,640	(15)	316,841
	---		---		---	---	30,151	(18)	820,710
	---		---		---	---	3,399	(19)	92,521
	---		---		---	---	11,328	(20)	308,348
	---		---		---	---	2,514	(23)	68,431
	---		---		---	---	13,410	(24)	365,020

(1)	Except as otherwise noted in a footnote, all awards relate to shares of Voting Common Stock. At December 31, 2015, the closing market price of our Voting Common Stock, as listed on The New York Stock Exchange, was $27.22. The following columns are intentionally omitted from this table: Option Awards: Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options, Stock Awards: Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested, and Stock Awards: Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested.
(2)	These stock options vested on the fifth anniversary of the date of grant (April 6, 2015).
(3)	These stock options vested on the fifth anniversary of the date of grant (July 14, 2015).
(4)	These stock options vested on the fifth anniversary of the date of grant (December 28, 2015).
(5)	These stock options vested on the fifth anniversary of the date of grant (January 31, 2016).
(6)	These stock options vested on the fifth anniversary of the date of grant (February 28, 2016).
(7)	These stock options vested on the fifth anniversary of the date of grant (March 7, 2016).
(8)	These stock options vest on the fifth anniversary of the date of grant (September 17, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.00) during the life of the option and subject to accelerated vesting in certain circumstances. This grant entitles Mr. Sidhu to purchase 68,639 shares of Class B Non-Voting Common Stock.
(9)	These stock options vest on the fifth anniversary of the date of grant (September 30, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.00) during the life of the option and subject to accelerated vesting in certain circumstances. This grant entitles Mr. Sidhu to purchase 108,334 shares of Class B Non-Voting Common Stock.
(10)	These stock options vest on the fifth anniversary of the date of grant (September 20, 2017), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $19.09) during the life of the option and subject to accelerated vesting in certain circumstances.
(11)	These stock options vest on the fifth anniversary of the date of grant (May 22, 2018), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $22.85) during the life of the option and subject to accelerated vesting in certain circumstances.
(12)	These stock options vested on the fifth anniversary of the date of grant (February 17, 2016).
(13)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (February 16, 2017).
(14)	The stock options vest on the fifth anniversary of the date of grant (August 26, 2020) and are subject to certain performance criteria.
(15)	The restricted stock units vest on December 31, 2016 subject to a condition that the Bancorp's Voting Common Stock trades at a price greater than $17.18 per share for at least five consecutive trading days during the five-year period ending December 31, 2016 (this condition was satisfied in December 2013) and subject to accelerated vesting in certain circumstances. The restricted stock units issued to Mr. Sidhu are for Class B Non-Voting Common Stock.
(16)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (December 28, 2017).
(17)	The stock options vest on the fifth anniversary of the date of grant (August 5, 2018).
(18)	The restricted stock units vested on the third anniversary of the date of grant (March 15, 2016).
(19)	The restricted stock units vest on the third anniversary of the date of grant (February 20, 2017).

(20)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (February 20, 2019).
(21)	The stock options vest on the fifth anniversary of the date of grant (February 20, 2019).
(22)	The stock options vest on the fifth anniversary of the date of grant (April 29, 2018).
(23)	The restricted stock units vest on the third anniversary of the date of grant (January 22, 2018).
(24)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (January 22, 2020).

Option Exercises and Stock Vested
None of our named executive officers exercised stock options during the fiscal year ended December 31, 2015.
During the fiscal year ended December 31, 2015, Mr. Hedde had 35,365 restricted stock units vest with a fair value of $788,286. None of the remaining named executive officers had restricted stock units that vested during 2015.

Pension Benefits
Customers does not provide a pension plan to its employees.

Nonqualified Deferred Compensation
The following Nonqualified Deferred Compensation table summarizes activity during 2015 and the account balance as of December 31, 2015 for our non-qualified defined contribution plans that provide for the deferral of compensation.
	Executive Contributions in Last FY	Registrant Contribution in Last FY	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FY
Name	($)	($)	($)	($)	($)
Jay S. Sidhu(1)	-0-	-0-	(46,671)	-0-	3,596,597
(1)	Represents the supplemental executive retirement plan ("SERP") for Mr. Sidhu. As a result of the acquisition of USA Bank on July 9, 2010, Mr. Sidhu's SERP became effective, and Mr. Sidhu is entitled to receive the balance of the SERP account payable over 15 years commencing upon the later of his separation from service or his 65th birthday. If Mr. Sidhu dies prior to his payment commencement date, his beneficiary receives a lump sum payment equal to $3,000,000. If Mr. Sidhu dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits. If Mr. Sidhu's employment is terminated for cause, he forfeits the benefits provided under the SERP. See "Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer" for more details on Mr. Sidhu's SERP. The Company also has "Company Owned Life Insurance (COLI)" on Mr. Sidhu. The policy was fully funded in 2014. The policy has a net surrender value of $2,714,645 and a face value or net death benefit amount of $6,100,000.

Potential Payments Upon Termination Or Change In Control
The tables below show the value of estimated payments pursuant to the employment agreements, equity plans and other plans described above upon a termination of employment, including gross-up payments for any excise tax on the parachute payments upon a change of control, for each of Messrs. Sidhu, Ehst, Wahlman and Issa. All termination events are assumed to occur on December 31, 2015. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. The amounts shown in the tables include estimates of amounts that would be paid to the executive upon the occurrence of the specified event. The actual amounts to be paid to the named executive officers can only be determined at the time of their termination and may be more or less than the amounts contained in the tables and the various agreements and plans. See "Officer Employment Agreements" for more details.
Mr. Hedde does not have an employment agreement with us providing for compensation in connection with severance or a change of control.  On January 30, 2013, we entered into a Change of Control Agreement with Mr. Hedde. Under the Change of Control Agreement, the executive is entitled to certain payments if his employment is terminated other than for Cause, or by the executive Good Reason, in each case within one year after a Change in Control of the Bancorp. If these events occur, the executive is entitled to a single lump sum payment, subject to tax withholding obligations, of (i) two hundred percent (200%) of the highest rate of base annual salary in effect for the executive during the twelve month period prior to termination of employment, and (ii) two hundred percent (200%) of the average of the aggregate annual performance bonuses earned by the executive during each of the three preceding fiscal years. The Change of Control Agreement contains non-competition, non-solicitation and similar covenants that remain in effect for a period of twelve months following termination upon a Change in Control, as well as covenants related to confidentiality of proprietary information.  The change of control agreement also provides for the vesting of any previously unvested restricted stock and options.  Assuming termination following a change in control, Mr. Hedde's payments had an estimated value as described in the following table.

Assuming the noted events had occurred on December 31, 2015, payments and benefits estimated due to Messrs. Sidhu, Ehst, Wahlman, Issa and Hedde would be estimated as follows:
Jay S. Sidhu	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award(1)	$3,400,000	$3,400,000	---
Annual Incentive/Bonus (2)	787,500	787,500	---
Health and Welfare Benefits (3)	49,324	49,324	---
Stock Options (5)	36,454,737	36,454,737	$36,454,737
Restricted Shares (5)	9,919,186	9,919,186	9,919,186
Death Benefit (4)	---	---	3,200,000
TOTAL	$50,610,747	$50,610,747	$49,573,923

Richard A. Ehst	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$1,170,000	$1,755,000	---
Annual Incentive/Bonus (2)	262,500	262,500	---
Health and Welfare Benefits (3)	32,694	49,041	---
Stock Options (5)	5,467,828	5,467,828	$5,467,828
Restricted Shares (5)	2,286,616	2,286,616	2,286,616
Death Benefit (4)	---	---	325,000
TOTAL	$9,219,638	$9,820,985	$8,079,444

Robert E. Wahlman	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$1,050,000	$1,575,000	---
Annual Incentive/Bonus (2)	229,688	229,688	---
Health and Welfare Benefits (3)	45,536	68,304	---
Stock Options (5)	620,140	620,140	$620,140
Restricted Shares (5)	311,206	311,206	311,206
Death Benefit (4)	---	---	200,000
TOTAL	$2,256,670	$2,804,338	$1,131,346

Steven J. Issa	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$1,592,739	$1,536,000	---
Annual Incentive/Bonus (2)	200,000	200,000	---
Health and Welfare Benefits (3)	49,324	49,324	---
Stock Options (5)	240,835	240,835	$240,835
Restricted Shares (5)	328,763	328,763	328,763
Death Benefit (4)	---	---	200,000
TOTAL	$2,411,661	$2,354,922	$769,598

Glenn A. Hedde	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	---	$1,281,670	---
Annual Incentive/ Bonus (2)	---	454,500	---
Stock Options (5)	---	216,840	$216,840
Restricted Shares (5)	---	2,492,753	2,492,753
Death Benefit (4)	---	---	200,000
TOTAL	---	$4,445,763	$2,909,593
(1)	Represents continuation of severance payments for the payout period provided under each named executive officer's applicable employment agreement. Severance payment calculation is based on base salary at the time of termination as well as the average of the executive's annual performance bonus (excluding the company match of any deferred compensation) for the three fiscal years preceding the fiscal year of termination (2014, 2013, and 2012) as defined in the executive's employment agreement. Messr. Wahlman bonus calculation is based on his 2014 bonus which reflects a full annual bonus cycle based on his date of hire. Messr. Issa severance payment is based on the highest bonus paid to him as provided in his agreement.
(2)	Represents the portion of the Annual Incentive Bonus for the fiscal year of the Executive's termination that, would have been payable to the Executive had he remained employed through the date of payment.
(3)	Represents payment of premiums for continued health and other welfare benefit insurance over the payout period provided under each named executive officer's applicable employment agreement.
(4)	In Mr. Sidhu's case, includes the proceeds of group term life insurance, the premiums for which are paid by us as well as an uninsured death benefit payable under his Supplemental Executive Retirement Plan. In the cases of Mr. Ehst, Mr. Wahlman, Mr. Hedde and Mr. Issa represents the proceeds of group term life insurance, the premiums for which are paid by us.
(5)	Stock options and restricted shares also vest at the time Messrs. Sidhu, Ehst, Wahlman, Issa or Hedde elect to retire upon reaching age 65 or with the consent of the Compensation Committee.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE (1) (2)
We have compensated our non-employee directors for their services and expect to continue this practice.   Information relating to the compensation of our non-employee directors during 2015 is set forth in the table below.
Name	Fees Earned or Paid in Cash (3) (4)	Stock Awards (4)	Total
John R. Miller	$45,352	$58,579	$103,931
Daniel K. Rothermel	45,352	98,262	143,614
T. Lawrence Way	45,352	71,807	117,159
Steven J. Zuckerman	45,352	71,807	117,159
Bhanu Choudhrie	20,000	45,352	65,352
(1)	The following columns are intentionally omitted from this table: Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation.
(2)	Jay S. Sidhu is not included in this table as he is an employee of the Company and the Bank and receives no compensation for his service as a director.
(3)	Includes cash and the grant date fair value of shares elected to be received in lieu of cash payments.
(4)	Represents the grant date fair value of stock awards other than those received in lieu of cash payments, calculated in accordance with FASB ASC Topic 718.
For 2015, compensation for non-employee directors included a cash fee of $20,000 per year, payable in installments at the end of each calendar quarter.  In addition, each non-employee director received 1,748 shares of our Voting Common Stock issued under the 2004 Plan.  Furthermore, each non-employee director made an annual election, prior to the beginning of the year, to have all or none of his director's fees paid in the form of Voting Common Stock.  Those directors electing to have all of their cash fees for the year paid in the form of stock received an additional 1,748 shares.
Furthermore, directors serving in certain positions received an additional award of stock as follows:
•	1,100 shares for the Chairman of each of the Audit Committee and the Compensation Committee;
•	2,200 shares for the Chairman of the Nominating and Corporate Governance Committee, who was also the Lead Director; and
•	550 shares for the Audit Committee Financial Expert.

Customers does not provide any additional director benefits, a director retirement plan, or fee deferral programs.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of any class of the Company's registered securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities Exchange Commission. The Securities Exchange Commission requires officers, directors, and greater-than-ten-percent beneficial owners to furnish us with copies of all Forms 3, 4, and 5 they file. Based solely on a review of Forms 3, 4 and 5 filed during or with respect to 2015, and written representations from the applicable reporting persons, we believe that all of our officers and directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2015, except that: (a) on March 10, 2015, Mr. Sidhu filed one late Form 4 reporting one late transaction; (b) on March 10, 2015, Mr. Ehst filed one late Form 4 reporting one late transaction; (c) on March 10, 2015, Mr. Wahlman filed one late Form 4 reporting one late transaction; (d) on March 10, 2015, Ms. Leibold filed one late Form 4 reporting one late transaction; (e) on March 11, 2015,  Mr. Hedde filed two late Form 4 each reporting one late transaction; (f) on March 11, 2015,  Mr. Issa filed two late Form 4 each reporting one late transaction; (g) on February 1, 2016, Mr. Sidhu filed one late Form 4 reporting one late transaction; (h) on January 29, 2016, Mr. Ehst filed one late Form 4 reporting one late transaction; (i) on January 29, 2016, Mr. Wahlman filed one late Form 4 reporting one late transaction; (j) on January 29, 2016, Ms. Leibold filed one late Form 4 reporting one late transaction; and (k) on January 29, 2016, Mr. Issa filed one late Form 4 reporting one late transaction.

TRANSACTIONS WITH RELATED PARTIES
Customers Bank makes loans to executive officers and directors of the Company and the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit Customers Bank from making loans to executive officers and directors at terms more favorable than could be obtained by persons not affiliated with Customers Bank. Our policy towards loans to executive officers and directors currently complies with this limitation.
For the year ended December 31, 2015, we paid approximately $27,300 to Jaxxon Promotions, Inc. Mr. Zuckerman, a director, is a 25% shareholder of Jaxxon Promotions, Inc.
During 2015, Customers Bank completed two sales of multi-family loans with Atlantic Coast Financial Corporation.  On September 29, 2015 the Bank sold $35.7 million at a price of 101.00% of the unpaid principal balance of loans sold.  Additionally, on December 18, 2015, the Bank sold $44.9 million at a price of 101.00% of the unpaid principal balance of loans sold.  Messrs. Sidhu and Choudhrie are directors of Atlantic Coast Financial Corporation, the parent company of Atlantic Coast Bank, and, according to public record, Mr. Choudhrie holds over 5% of the issues and outstanding common stock of Atlantic Coast Financial Corporation.  The sale of loans was in the ordinary course of our business, made on substantially the same terms as those prevailing at the time for comparable transactions with other non-affiliated entities, and did not involve more than normal risk or present other unfavorable features.
During 2015, the Board of Directors approved two extensions of credit, totaling $10 million, to Megalith Capital Group II, LP ("Megalith").  Megalith is owned by Company and Bank Director, Bhanu Choudhrie, and Bank Director, Samvir Sidhu, son of Company and Bank Chairman and CEO.  The extensions of credit to Megalith were made in conformity with Regulation O, our Transaction Policy and all applicable law and regulations.
We have a Code of Ethics and Business Conduct applicable to our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and all of our other executives pursuant to which all directors, officers and employees must promptly disclose to us, any material transactions, activities or relationships that reasonably could be expected to give rise to an actual or apparent conflict of interest with the Company including Customers Bank. In approving or rejecting the proposed arrangement, the Board of Directors must consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. The Board of Directors may only approve those activities or relationships that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board of Directors determines in the good faith exercise of its discretion.  In 2015, the Code of Conduct was amended to prohibit transactions involving Directors and executive officers with the Company, including Customers Bank, other than routine banking services.
The Company's Board of Directors has also adopted the Affiliate and Related Party Transaction Policy and Compliance Plan (the "Transaction Policy"). The Transaction Policy is a written policy and set of procedures for the review and approval or ratification of transactions involving Affiliates and Related Parties (as such terms are defined in the Transaction Policy).
Related Parties are defined in the Transaction Policy as owners of more than 5% of any class of voting securities of the Company, directors or executive officers of the Company, or nominees to become directors, since the beginning of the last fiscal year, and "related persons" and others as provided in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, immediate family members if involved in Company transactions and organizations, including charitable, where the foregoing have a material relationship or interest to such organization. Affiliates are defined in the Transaction Policy as "affiliates" as provided in Sections 23A and 23B of the Federal Reserve Act and Regulation W issued by the Board of Governors of the Federal Reserve System, and can include anyone that controls, that is under common control with, or that is controlled by the Company, investment funds where an affiliate is a fund investment advisor, and "executive officers", "directors", "principal shareholders", "related interests" of a person, "insider", "immediate family" and "Subsidiary" as defined in Regulation O issued by the Board of Governors of the Federal Reserve System.
The Transaction Policy is administered through the Company's Audit Committee, with appropriate involvement and input from the Company's Audit and Legal Departments. The Audit Committee (i) has the responsibility to interpret and enforce the Transaction Policy, (ii) may amend the Transaction Policy from time to time and (iii) may delegate administrative responsibilities within the Company or to third parties as the Audit Committee deems appropriate to accomplish the objectives of the Transaction Policy. All transactions covered by the Transaction Policy are prohibited unless approved or ratified by the Audit Committee and, when determined necessary by the Audit Committee pursuant to the Related Transaction Policy, the Company's Board of Directors.

Transactions involving Affiliates that are subject to the Transaction Policy include extensions of credit, purchase or sale of loans, referrals or brokerage of loans, indebtedness to another "member bank" or correspondent bank, purchases of or investments in securities, purchase or sale of services, goods and other assets, issuance of guarantees, acceptances or letters of credit and third party transactions where an Affiliate benefits from transaction proceeds.
Transactions involving Related Parties that are subject to the Transaction Policy include transactions where there is a direct or indirect interest by the Related Party and the amount involved is over $120,000.
Transactions covered by the Transaction Policy are required to be referred to the Audit Committee. The Legal Department is responsible for coordinating the performance of appropriate legal research and obtaining opinions regarding the disposition of the transaction, and communicating such information to the Audit Committee with recommendations, including if any regulatory application needs to be prepared to report or obtain authorization of the transaction. The Audit Committee will approve, ratify, recommend change to or deny the transaction, or schedule the referral for follow up reporting or presentations. Material transactions and transactions covered by Regulation O are required to be referred by the Audit Committee to the Company's Board of Directors for disposition.

SHAREHOLDER PROPOSALS
Shareholder Proposals for Inclusion in the 2017 Proxy Statement
The Corporation's shareholders are entitled to submit proposals to be included in our proxy materials for the Annual Meeting of Shareholders in 2017, provided that these matters are appropriate for shareholder action and that the shareholder complies with all of the applicable rules and requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 no later than December 18, 2016.
Director Nominations and Other Shareholder Proposals for Presentation at the 2017 Annual Meeting
Our Amended and Restated Bylaws require advanced notice of any proposal of business to be brought before an annual meeting by a shareholder that will not be included in our proxy materials, including any such proposal for the nomination for election of a director. Any such shareholder proposal must be a matter appropriate for shareholder action that complies with the procedural requirements of the Corporation's Amended and Restated Bylaws and for which written notice is received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting (unless the date of the next Annual Meeting has been changed by more than 30 days from the first anniversary date, in which case the Amended and Restated Bylaws provide alternative dates for timeliness). Accordingly, any shareholder who wishes to have a nomination or other business considered by shareholders at the 2017 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Amended and Restated Bylaws) no earlier than December 26, 2016, and no later than January 25, 2017. Any proposal received outside of these dates will be considered untimely. For proposals that are timely filed, the Corporation retains discretion to vote proxies it receives provided (i) the Corporation includes in its proxy statement advice on the nature of the proposals and how it intends to exercise its voting discretion, and (ii) the proponent does not issue a proxy statement in accordance with the procedures under Section 14a-4(c)(2) of the Exchange Act.

OTHER BUSINESS
The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote the proxy in accordance with their judgment on those matters.

ANNUAL REPORT
A Notice and Access was mailed on or about April 12, 2016 to our shareholders of record as of the close of business on March 31, 2016 informing those shareholders that a copy of our Annual Report for the fiscal year ended December 31, 2015, containing, among other things, financial statements examined by our independent registered public accounting firm, as well as this Proxy Statement, was available electronically for their inspection and use at www.envisionreports.com/CUBI.
Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from the Company's Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610. The Annual Report on Form 10-K can also be obtained by going to the Corporation's website at www.customersbank.com/investor_relations.php by selecting the "Annual Report" tab.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD THAT WAS SEPARATELY MAILED TO ALL SHAREHOLDERS OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING THAT WERE PROVIDED AS PART OF THE NOTICE AND ACCESS.

By Order of the Board of Directors

Robert E. Wahlman, Corporate Secretary

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 25, 2016.
    Vote by Internet
    • Go to www.envisionreports.com/CUBI
    • Or scan the QR code with your smartphone
    • Follow the steps outlined on the secure website

Vote by telephone
•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Shareholder Meeting Proxy Card	(1234 5678 9012 345)
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold
01 - Daniel K. Rothermel	☐	☐	02 - John R. Miller	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of BOO USA, LLP as the independent Auditor for the fiscal year ending December 31,2016.	☐	☐	☐

 B  Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐
 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

2016 Annual Meeting Admission Ticket
2016 Annual Meeting of
 Customers Bancorp, Inc. Shareholders
25 May, 2016 at 9:00 am. Eastern Time
DoubleTree by Hilton Reading
 701 Penn Street, Reading, PA 19601
Upon arrival, please present this admission ticket
 and photo identification at the registration desk.

Directions to the Customers Bancorp, Inc. 2016 Annual Meeting of Shareholders can be found at http://doubletree3.hilton.com by clicking on "Maps & Directions"
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Customers Bancorp, Inc.

Notice of 2016 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — May 25, 2016
Jay S. Sidhu and Robert E. Wahlman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Customers Bancorp, Inc. to be held on May 25, 2016 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Daniel K. Rothermel, FOR John R. Miller, For item 2 Ratification of BDO USA, LLP.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.